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                      FRANCHISE AGREEMENT
                   ZERO'S MR. SUBMARINE, INC.


     THIS FRANCHISE AGREEMENT is made and entered into this ______ day of
_________________, 19 ____, by and between ZERO'S MR. SUBMARINE, INC., a corporation formed under the laws of the Commonwealth of Virginia whose principal place of business is 2106
Pacific Avenue, Virginia Beach, VA  23451 (hereinafter referred to as the "Franchisor") and
______________________________________________, a ____________, with a current address of
____________________________________________________________________________________
_____________________________________________(hereinafter referred to as the "Franchisee").

                          WITNESSETH:

     WHEREAS, X.S., INC., an affiliate of the Franchisor, has granted the Franchisor the non-
exclusive rights to a proprietary system which both the Franchisor and X.S., Inc. have developed through significant expenditures of time, skill, effort and money (hereinafter the "System") relating to the establishment, development and operation of a Zero's Mr. Submarine restaurant (hereinafter the
"Franchised Business" and signifying both franchised and company-managed outlets) which offers a menu including a widely diverse selection of high quality subs, pizza, salads, and other products, that cater to all age and income groups.

     WHEREAS, the Franchisor and X.S., Inc. have developed a distinctive exterior and interior design, decor, color scheme, fixtures and furnishings for the Franchised Business restaurant, and has developed the uniform standards, specifications, methods, policies and procedures for the restaurant operations, inventory and management control, training and assistance, and advertising and promotional programs, all of which may be changed, improved upon, and further developed from time to time;

     WHEREAS, the Franchisor and X.S., Inc., through dedicated operations, marketing methods, and merchandising policies, has developed the reputation, public image and good will of its System and established a firm foundation for its franchised retail operations consisting of the highest standards of training, management, supervision, appearance, services and quality of products;

     WHEREAS, the System is identified by means of certain trade names, service marks, trade marks, logos, emblems and indicia of origin, including the mark "Zero's Mr. Submarine, Inc.", d/b/a
"Zero's Subs and logo, and such other trade names, service marks, and trademarks as are now, and may hereafter be designated for use in connection with the System (the "Proprietary Marks");

     WHEREAS,  Our affiliate, X.S., Inc. owns the rights to the Proprietary Marks and has granted the Franchisor the right and license to use and to license others to use the mark "Zero's Mr. Submarine,
Inc.;"

     WHEREAS, the Franchisor has the right and license to sub-license and monitor the use of the
System and the Proprietary Marks in the United States;

     WHEREAS,  the Franchisor continues to develop, expand, use, control and add to the
Proprietary Marks and the System for the benefit of and use by the Franchisor and its franchisees in order to identify for the public the source of the products and services marketed thereunder and to represent the
System's high standards of quality and service;

     WHEREAS, the Franchisee desires to operate a Franchised Business under the System and the
Proprietary Marks and to obtain a license from the Franchisor for that purpose, as well as to receive the training and other assistance provided by the Franchisor in connection therewith;

     WHEREAS, the Franchisee hereby acknowledges that it has read this Agreement and the
Franchisor's Uniform Franchise Offering Circular, and that it has no knowledge of any representations about the Franchised Business or about the Franchisor or its franchising program or policies made by the
Franchisor or by its officers, directors, shareholders, employees or agents which are contrary to the statements in the Franchisor's Uniform Franchise Offering Circular or to the terms of this Agreement, and that it understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain the Franchisor's high standards of quality and service and the uniformity of those standards at all facilities which operate pursuant to the System and thereby to protect and preserve the goodwill of the Proprietary Marks; and

     WHEREAS,  the Franchisee understands and acknowledges the importance of the Franchisor's uniformly high standards of quality and service and the necessity of operating the Franchised Business granted hereunder in strict conformity with the Franchisor's quality control standards and specifications.

     NOW, THEREFORE, the parties, in consideration of the promises, undertakings and commitments of each party to the other set forth herein, hereby mutually agree as follows:

I.   GRANT OF FRANCHISE

     A.   Grant.   The Franchisor hereby grants to the Franchisee and Franchisee accepts, upon the terms and conditions herein contained, the non-exclusive and personal license, right and authority to operate a Franchised Business in strict conformity with the Franchisor's quality control standards and specifications which are a material part of the System, which may be changed, improved and further developed from time to time, only at the specific location which will be selected by the Franchisee and will be more particularly described in the Site Selection Addendum attached hereto as Attachment A.
The Franchisee hereby accepts such license and agrees to perform all of its obligations in connection therewith as set forth herein.

     B.   Site Selection Area.   Subject to the terms of this Agreement, the Franchisor hereby grants to the Franchisee the non-exclusive right and license to select a site to operate the Franchised
Business within the jurisdictional boundaries of _______________________________________
____________________________________________________ (hereinafter the "site Selection Area").

     C.   Exclusive Territory.   Provided the Franchisee has fully complied with its obligations under this Agreement, the Franchisor agrees not to grant or establish another franchise location for a
Zero's Mr. Submarine restaurant within a two (2) mile radius of the location set forth in Attachment
A, unless such location is within the geographic boundaries of an area with a population greater than one million persons ("Densely Populated Urban Area" or "DPUA") in which case the Franchisor agrees not to grant another franchise location within a one (1)  mile radius (the "Exclusive Territory").  The
Franchisor reserves the right to establish company-owned units, or license other franchisees to establish
Franchised Businesses, at any site the Franchisor deems appropriate outside of the protected territory set forth above.

     D.   Relocation.   Franchisee may relocate the Franchised Business to a new location in the same territory upon the following conditions:

          1.   Franchisee shall not be in default of any provision of this Agreement or the lease for the former location;

          2.   Franchisee shall deliver to Franchisor a current financial statement, including a profit and loss statement for the Franchised Business during the last twelve (12) months of operation at the former location, and a copy of the lease for the new location;

          3.   The new restaurant must be constructed, located and equipped in accordance with Franchisor's then current design and other standards; and

          4.   Franchisee must be current on all of Franchisee's financial obligations to
Franchisor and its affiliates.

     Franchisee must give Franchisor written notice of the proposed relocation ninety (90) days before the relocation date.  In the event that Franchisee fails to timely deliver such notice, this shall be grounds for default with opportunity to cure as set forth in Section XIII.B herein.  Relocation without notice to the Franchisor shall be grounds for default without opportunity to cure as set forth in Section
XIII.A herein.  The restaurant must open for business in the new location within thirty (30) days (which may be extended for another thirty (30) days for good cause) of the date on which the restaurant in the old location closed.  Franchisee shall also enter into an amendment of this Agreement to conform this
Agreement to Franchisor's then current form of Franchise Agreement, including the then current royalty rate, except that:  (i) the term of such amended Franchise Agreement shall expire on the same day that this Agreement would have expired; and (ii) there shall be no requirement for a new initial franchise fee.


     E.   Reservation of Certain Rights.   Subject to Section I.C. hereinabove, the Franchisor
reserves the right to establish Franchised Businesses at any site the Franchisor deems appropriate.  The
Franchisor also reserves the right to sell related products and services in other channels of distribution.
The Franchisor reserves the right to offer, grant and support franchises in similar and other lines of business.  The Franchisor makes no representation or warranty to the Franchisee that there will be any right to participate in such franchises.

II.  TERM AND RENEWAL

     A.   Initial Term.   Except as otherwise provided herein, the term of this Agreement shall be for (15) fifteen years commencing on the date of execution of this Agreement; provided, however, that if the Franchisee leases its business premises and in the event that the lease agreement for the Franchisee's business premises is terminated prior to the expiration of the term of this Agreement, then the Franchisor may, at its option, terminate this Agreement.

     B.   Renewal Term.   The Franchisee may, at its option, continue the Franchised Business for an additional fifteen (15) year term, or such period as remains in the lease (including any renewal options) underlying the initial term of this Agreement, if such period shall be shorter than fifteen (15)
years, subject to the following conditions which must be met prior to each renewal period, unless and to the extent expressly waived in writing by the Franchisor:

          1.   The Franchisee shall give the Franchisor written notice of its election to renew this Agreement not less than six (6) months prior to the end of the current term of this Agreement;

          2.   At least six (6) months prior to the expiration of the current term of this
Agreement, the Franchisor shall inspect the Franchised Business and give notice of all required modifications to the nature and quality of the products and services offered at the Franchised Business, the Franchisee's advertising, marketing and promotional programs, its financial and inventory control systems, and the maintenance, refurbishing, equipment upgrade and replacement, renovating and remodeling necessary to comply with the Franchisor's then current standards and specifications and with the requirements of the lease for the Franchised Business.  If the Franchisee elects to renew this
Agreement, then the Franchisee shall complete, to the Franchisor's satisfaction, all such required modifications, as well as adopt and implement any new methods, programs, modifications, techniques or operational systems required by the Franchisor's notice no later than two (2) months prior to expiration of the current term of this Agreement;

          3.   The Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between the Franchisee and the
Franchisor or its subsidiaries, affiliates and suppliers.  The Franchisee shall have substantially complied with all of the terms and conditions of such agreements during the terms thereof;

          4.   The Franchisee shall have satisfied all monetary obligations owed by the
Franchisee to the Franchisor and its subsidiaries, affiliates and suppliers and shall have timely met those obligations throughout the term of this Agreement;

          5.   The Franchisee must execute upon renewal the Franchisor's then current form of
Franchise Agreement.  The new Franchise Agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement, including, without limitation, the requirement of a higher percentage royalty fee and/or advertising contributions.  In lieu of the then current initial franchise fee or its equivalent for such renewal period, however, the Franchisee shall be required to pay a renewal fee of ten percent (10%) of the then current initial franchise fee;

          6.   The Franchisee, its approved Franchisee/General Manager, and shift supervisor, shall attend the Franchisor's then current qualification and training programs at the Franchisee's expense;

          7.   The Franchisee, its shareholders, directors and officers shall execute a general release, in a form prescribed by the Franchisor, of any and all claims against the Franchisor and its subsidiaries and affiliates, and their respective officers, directors, agents and employees.  The Franchisee shall not be required, however, to release the Franchisor for violations of or failure to comply with federal or state franchise registration and disclosure laws;

          8.   The Franchisee shall present evidence satisfactory to the Franchisor that it has the right to remain in possession of the premises where the Franchised Business is located for the duration of the renewal term;

          9.   The Franchisee's operation and management of the Franchised Business shall be in full compliance with the System; and

          10.  The Franchisee shall maintain and be in good standing with all of its necessary and applicable licenses and permits.

     In the event that any of the foregoing conditions to renewal have not been met at least two months prior to the expiration of the current term of this Agreement, then the Franchisor shall have no obligation to renew this Agreement and shall give the Franchisee at least thirty (30) days prior written notice of its intent not to renew this Agreement, which notice shall set forth the reasons for such refusal to renew.

III. DUTIES OF FRANCHISOR

     A.   Pre-Opening Obligations.   The duties of the Franchisor prior to the opening of the
Franchised Business are as follows:

          1.   Grant the right to use the trademark "Zero's Mr. Submarine, Inc.", d/b/a,
Zero's Subs, in connection with Franchised Business and within Franchisee's area of primary trade responsibility;

          2.   Designate an exclusive area of primary trade responsibility for the Franchised
Business;

          3.   Provide such location research and site selection assistance including real estate and demographic analysis as Franchisor deems advisable, subject to the availability of personnel;

          4.   Assist in negotiation of the lease or property purchase for the franchise;

          5.   Loan to Franchisee a single copy of the Franchisor's confidential Manuals which will include guidelines and specifications for equipment, supplies, inventory, management and operation of the Franchised Business and which guidelines and specifications must be adopted by Franchisee.  The
Manuals are confidential and remains the Franchisor's property.  The Franchisor may modify the
Manuals from time to time, but these modifications will not alter the Franchisee's status and rights under this Agreement.

          6.   Provide typical floor plans and site build-out specifications for the construction of the Franchised Business;

          7.   Provide the Franchisee and a General Manager with a mandatory initial training program related to the operation of your Franchised Business subject to no additional fees above the initial franchise fee.  However, the Franchisee is responsible for all costs of travel, lodging and meals while training takes place; and

          8.   Make available to Franchisee a Supplemental Training Program which provides on-site assistance both prior to and during the initial two weeks of operation of your Franchised Business at the location of the Franchised Business for an additional fee of $150/ per day.

     B.   Post-Opening Obligations.   The obligations of the Franchisor following the opening of the Franchised Business are as follows:

          1.   Provide such general advisory assistance and field support deemed by Franchisor to be helpful to Franchisee in the ongoing operation, advertising and promotion of the Franchised
Business.

          2.   Continue efforts to establish and maintain high standards of quality, cleanliness, safety, customer satisfaction and service.

          3.   Provide Franchisee with updates, revisions and amendments to the Manuals.

          4.   Subject to the availability of Franchisor's staff, provide management consulting services for special projects or assistance upon a mutually acceptable arrangement pertaining to fees and expenses.

          5.   Administer a Regional Advertising Fund if such a fund is established by
Franchisor.

          6.   Coordinate and conduct periodic training programs for Franchisor's network of
Franchisees as Franchisor deems necessary and in sole discretion of Franchisor.

          7.   On a periodic basis, conduct, as Franchisor deems advisable, inspections of the
Franchised Business and its operations and evaluate the methods and staff employed by the Franchised
Business.

     All of the obligations of the Franchisor hereunder are to the Franchisee, and no other party is entitled to rely on, enforce or obtain relief for breach of such obligations either directly or by subrogation.

IV.  FEES

     A.   Payments to Franchisor.   In consideration of the right and license to operate the
Franchised Business granted herein, the Franchisee shall pay to the Franchisor the following fees:

          1.   Initial Franchise Fee.   The total initial franchise fee payable to the Franchisor by the Franchisee is $15,000 which is payable upon execution of the Franchise Agreement.  The initial franchise fee is deemed fully earned upon receipt by the Franchisor, and is non-refundable.

          2.   Royalty Fees.  Franchisee shall pay to Franchisor a continuing non-refundable weekly royalty fee as described in Section III.B. hereof, of six percent (6%) of Gross Sales as that term is defined herein.  The royalty fee is non-refundable and shall be paid weekly and sent to the Franchisor by electronic funds transfer due on Tuesday (for the preceding Sunday through Saturday period) or such other specific day of the week which Franchisor will designate from time to time ("Due Date").  Prior to the opening of a Franchise, Franchisee shall execute an Authorization Agreement for pre-authorized payment of Royalty payments by electronic transfer of funds from Franchisee's bank account to
Franchisor's bank account, in the form attached to this Agreement as Attachment E.  Franchisee shall report to Franchisor by telephone, facsimile or e-mail as may be reasonably directed by Franchisor, no later than 5:00 p.m. Monday (hereinafter referred to as "Reporting Date"), with such information and pursuant to such standard transmittal procedures regarding Franchisee's Gross Sales and such additional information as may be requested by Franchisor.  Franchisor shall have the right to verify such Royalty payments from time to time as it deems necessary, in any reasonable manner.  In the event Franchisee fails to have sufficient funds in its account or otherwise fails to pay any Royalties due as of the Due Date,
Franchisee shall owe a $50 penalty, and a late charge equivalent to 2% per month; however, in no event shall Franchisee be required to pay a late payment at a rate greater than the maximum interest rate permitted by applicable law.

          3.   Regional Advertising Fund Contribution.  Pursuant to Section X.B. hereof, the
Franchisor reserves the right to establish a Regional Advertising Fund pursuant to which the Franchisee shall be required to pay to the Franchisor a continuing non-refundable weekly advertising contribution of up to two percent (2%) of the Franchisee's Gross Sales. The advertising fee is non-refundable and shall be paid weekly and sent to the Franchisor by electronic funds transfer due on Tuesday (for the preceding
Sunday through Saturday period) or such other specific day of the week which Franchisor will designate from time to time ("Due Date").  Prior to the opening of a Franchise, Franchisee shall execute an
Authorization Agreement for pre-authorized payment of Advertising  payments by electronic transfer of funds from Franchisee's bank account to Franchisor's bank account, in the form attached to this
Agreement as Attachment E.  Franchisee shall report to Franchisor by telephone, facsimile or e-mail, or as may be reasonably directed by Franchisor no later than 5:00 p.m. on Monday (hereinafter referred to as "Reporting Date"), with such information and pursuant to such standard transmittal procedures regarding Franchisee's Gross Sales and such additional information as may be requested by Franchisor.
Franchisor shall have the right to verify such Advertising payments from time to time as it deems necessary, in any reasonable manner.  In the event Franchisee fails to have sufficient funds in its account
or otherwise fails to pay any Advertising Fee due as of the Due Date, Franchisee shall owe,   a $50
penalty, and a late charge equivalent to 2% per month; however, in no event shall Franchisee be required to pay a late payment at a rate greater than the maximum interest rate permitted by applicable law.

If a Regional Advertising Fund is established, the Franchisor shall deposit and disburse the amounts contributed in accordance with the provisions of Section X hereof and any other guidelines or standards which the Franchisor may adopt.

At such time when the Regional Advertising Fund may be established, and in the sole discretion of
Franchisor, an advertising council composed of franchisees shall be formed to advise Franchisor of advertising policies.  After the first full year of operation of the Franchised Business, Franchisee's contributions will be pre-calculated on the basis of the previous year's Gross Sales.  Franchisee will be required to make contributions to the regional Advertising Fund in addition to Franchisee's obligation to conduct local marketing and promotion as set forth in Section IX.A.4 below.

          4.   Local Store Marketing Expenditures.   Pursuant to Section X hereof and
independent of any Regional Advertising Fund contributions, the Franchisee shall be required to make annual expenditures of at least two percent (2%) of the Franchisee's Gross Sales on local marketing and promotion.  This local marketing and promotion will be conducted by Franchisee either individually or in conjunction with other franchisees and must comply with the policies and procedures established by
Franchisor for prior approval of all proposed marketing and promotion campaigns and materials.
Franchisee will be required to submit to Franchisor a report, on a form prescribed by Franchisor,  that demonstrates that Franchisee has fulfilled the minimum requirement for local marketing and promotion.
These local marketing and promotion requirements and fees exist independently of a Regional
Advertising Fund.  Therefore, Franchisee is required to make minimum local marketing and promotion expenditures whether or not a Regional Advertising Fund is established.

          5.   Late Fee and Interest Charge.   If the Franchisee fails to report Royalty Sales by
the Reporting Date then the Franchisee shall be assessed a Late Fee of Seventy-five Dollars ($75) per week until the sales are reported.  If at any time Franchisor debits Franchisee's account for payment of the Royalty or Advertising Fees and there are non-sufficient funds in Franchisee's account to pay the fee, the fee will be considered late.  Franchisee shall be assessed a penalty of Fifty Dollars ($50) each time a payment is delinquent.  All overdue amounts will bear interest, until paid, at the rate of two percent (2%)
per month on the date payment was due, however, in no event shall Franchisee be required to pay at a rate greater then permitted by applicable state law.  Interest shall be calculated on a daily basis.  Late
Fees and Interest Charges are non-refundable.

          6.   Transfer Fee.   A non-refundable transfer fee equal to thirty percent (30%) of the then current initial franchise fee must be paid to the Franchisor by Franchisee to cover Franchisor's administrative and other expenses in connection with the transfer of the Franchised Business, unless the transfer is made by Franchisee to a corporation formed solely for the convenience of ownership.  All transfers must be in accordance with the terms of this Agreement and consistent with the transfer guidelines provided to Franchisee by Franchisor.  This transfer fee shall be fully paid prior to any such transfer.  In addition, at the transferee's expense, the transferee, its Franchisee/General Manager, and shift supervisor shall complete any training programs then in effect for current Franchisees upon
Franchisor's reasonable terms and conditions.  The transfer fee is non-refundable.

          7.   Training Expenses.  Franchisor provides Franchisee with a mandatory initial training program in restaurant operations and management for up to two (2) persons during a training period of up to six (6) weeks at Franchisor's training facility and administrative offices in Virginia
Beach, VA.  Franchisor requires Franchisee to attend the initial training program prior to the opening of
Franchisee's first Franchised Business and shall provide the initial training program, including curriculum materials, at no cost to Franchisee.  However, Franchisee will be solely responsible for
Franchisee's expenses and those of Franchisee's employees during the training program including the costs of travel, lodging, meals, and the wages of Franchisee's employees.

          8.   Supplemental Training Fee.  For an additional fee of $150/per day plus meal and travel expenses the Franchisee may supplement the initial training program by having our field support training staff provide two (2) weeks of additional training at the Franchisee's location prior to and during the Grand Opening of the Franchised Business.

          9.   Public and Private Offering Prospectus Review Fee.  For each proposed offering by the Franchisee, Franchisee must pay to Franchisor a non-refundable document review fee of Two
Thousand Five Hundred Dollars ($2,500) or such greater amount as may be required to reimburse
Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees.

          10.  Management Consulting Fee.  Franchisee may retain Franchisor to provide management consulting services for special projects or assistance based upon availability of Franchisor's personnel at the minimum rate of Two hundred dollars ($200) and a maximum of Four hundred dollars
($400) per person/per day plus reimbursement of all reasonable travel, lodging, meal and other expenses incurred by Franchisor in connection with the rendering of such services.  Franchisor reserves the right to make reasonable adjustments from time to time to such daily rate at its discretion.  These consulting fees are non-refundable and must be paid to Franchisor in advance.

          11.  Costs of Major Alterations.   Once every five to seven years, Franchisee will be
required to make such major alterations to the restaurant as Franchisor may require at Franchisee's own expense.

          12.  Manuals Replacement Fee.  In the event that a Manual is lost, stolen or destroyed, Franchisee will be required to pay Franchisor a non-refundable replacement fee of One
Thousand dollars ($1,000) for each volume of the replacement Manual.

          13.  Renewal Fee.   Franchisee must pay a non-refundable renewal fee upon the
expiration of the initial term or any renewal term of this Agreement in order to renew this Agreement.
The renewal fee is ten percent (10%) of the then current initial franchise fee.

     B.   Definition of Gross Sales.   "Gross Sales" is defined as all sales generated through the
Franchised Business including fees for any and all services you perform, whether for cash or credit
(regardless of collectability), and billings of every kind related to the Franchised Business, including revenues from the sale of merchandise of proprietary products or clothing, catering, use of jukeboxes, vending machines, video games, pinball machines or similar arcade-like machines and from video lottery terminals; provided, however, that "Gross Sales' shall not include any sales tax or other taxes collected from customers by you for transmittal to the appropriate taxing authority.

V.   DUTIES OF FRANCHISEE

     A.   Compliance with System.  The Franchisee understands and acknowledges that every detail of the appearance and operation of the Franchised Business in compliance with the System is critical to the Franchisor, the Franchisee and other franchisees in order to:

          1.   Develop and maintain high and uniform operating standards;

          2.   Increase the demand for the products and services sold by franchisees;
               and;

          3.   Protect the Proprietary Marks and the System, and the Franchisor's trade secrets, reputation and goodwill.

     B.   Site Requirements.   The Franchisee will have a period of 180 days after signing this
Agreement to locate a site for the Franchised Business, to obtain Franchisor's approval of the site and to sign the lease.  The Franchisor's approval of the Franchisee's site and the form of lease for such site is required and Franchisor will approve or disapprove of the proposed site within ten (10) days after receipt of all materials reasonably requested by the Franchisor.  The Franchisor will be available from time to time, and at its sole discretion, to provide general site selection assistance to the Franchisee.  The
Franchisee must commence the operation of the Franchised Business within one hundred and twenty
(120) days after signing the lease for the Franchised Business site.

     C.   Pre-Opening Requirements.   Before commencing any construction or leasehold
improvements of the Franchised Business, the Franchisee, at its expense, shall comply with all of the following requirements:

          1.   The Franchisee shall have received the Franchisor's prior written approval of the site selected by the Franchisee for the operation of the Franchised Business and the lease for such site, in accordance with the terms of this Agreement.  Such approval shall be evidenced by the Franchisor's and the Franchisee's execution of the Site Selection Addendum, attached hereto as Attachment A;

          2.   The proposed site must be in compliance with all applicable local and state laws, regulations and ordinances including all zoning, signage and parking requirements;

          3.   The Franchisee shall employ a qualified general contractor or such other qualified person as the Franchisor may approve in its absolute and sole discretion for the purposes of supervising the construction of the Franchised Business and ensuring the completion of all construction or leasehold improvements, and the Franchisee shall submit to the Franchisor a statement identifying the general contractor and describing the general contractor's qualifications and financial responsibility; and

          4.   The Franchisee shall obtain all business licenses, permits and certifications required for lawful construction and ongoing operation of the Franchised Business (including, without limitation, zoning, access, variances, health and safety, sign and fire requirements) and shall certify in writing to the Franchisor that all such licenses, permits and certifications have been obtained.

     D.   Construction and Opening Requirements.   Franchisee shall completely construct and
equip, at Franchisee's expense, the approved Franchise Location in accordance with Franchisor's standards and specifications.  During the period of construction, Franchisee shall provide to Franchisor such periodic progress reports as Franchisor may in its discretion require, signed by Franchisee and its general contractor, warranting that construction is proceeding on schedule and in accordance with the approved final plans and with all applicable laws, ordinances and regulations.  Franchisor and its agents shall have the right to inspect the construction at all reasonable times.  Franchisee shall complete construction (including all exterior and interior carpentry, electrical, painting, and finishing work, and installation of all furnishings, fixtures, equipment, and signs) in accordance with the approved final plans, at Franchisee's expense, within one hundred and twenty (120) days after lease execution by Lessor and Franchisee, or sooner if required by the lease (exclusive of time lost by reason of strikes, lockouts, fire, and other casualties and acts of God).  Franchisee shall promptly notify Franchisor of the date of completion of construction and, within ten (10) days thereafter, Franchisor shall conduct a final inspection of the restaurant and its premises.  Franchisee shall not open the Franchised Business without the express written authorization of Franchisor, and Franchisor's authorization to open may be conditioned upon Franchisee's strict compliance with all initial inventory, fixtures, furnishings, and equipment requirements.  Franchisee shall open the Franchised Business for operation within ten (10)
days after receipt of Franchisor's written authorization to open, provided that the Franchised Business has been fully staffed and that all employees have successfully completed training.  Franchisor and
Franchisee agree that time is of the essence in the construction and opening of the Franchised Business.

     E.   Initial Training.   In accordance with the terms and conditions set forth in Section III hereinabove, the Franchisee/General Manager, and Shift Supervisor shall attend and complete, to the
Franchisor's reasonable satisfaction, the Franchisor's mandatory initial training program at least thirty
(30) days prior to the opening of the Franchised Business.  Any person employed as Franchisee's General
Manager must attend and complete to the Franchisor's reasonable satisfaction this initial training program within thirty (30) days of the General Manager's initial employment.

     F.   Supervision Requirements.   For the first year from the date of the opening of the
Franchised Business, the Franchised Business shall at all times be under the direct, on-premises supervision of the Franchisee, its General Manager or an operating partner ("Operating Partner")
designated by Franchisee and approved by Franchisor, who:  (i) has  attended and successfully completed the Franchisor's training program; and (ii) must devote his or her full time and energy during business hours to the supervision and management of the Franchised Business, unless otherwise exempted by permission of the Franchisor.

     G.   Ongoing Training.   The Franchisee shall cause its employees (including any person subsequently acting as the General Manager of the Franchised Business) to attend and complete, to the
Franchisor's reasonable satisfaction, all of Franchisor's training and market development meetings as may be scheduled by the Franchisor.  Attendance by Franchisee or its Operating partner and the General
Manager of the Franchised Business is required.  The Franchisor shall only provide and pay for instruction and training materials in connection with such additional training.  The Franchisee and/or its
Operating Partner and its employees shall be responsible for any other expenses incurred in training.

     H.   Operation of the Franchised Business.   The Franchisee shall use the Franchised
Business solely for the operation of the Franchised Business that is licensed hereunder in strict accordance with the Manuals; shall keep the Franchised Business open and in normal operation for such minimum hours and days as the Franchisor may from time to time prescribe; and shall refrain at all times from using or permitting the use of the premises of the Franchised Business for any other purpose or activity other than as contemplated by this Agreement without first obtaining the written consent of the
Franchisor.

     I.   Maintenance.   The Franchisee shall continuously maintain the Franchised Business in the highest degree of sanitation, repair and condition as the Franchisor may reasonably require, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (but not without the Franchisor's prior written consent) as may be required for that purpose, including without limitation, such periodic redecorating, replacement of inventory and replacement of obsolete signs, fixtures or materials as the Franchisor may reasonably direct, or as otherwise required under the lease for the Franchised Business.

     J.   Health and Safety Standards.     The Franchisee shall meet and maintain the highest
safety standards and ratings applicable to the operation and management of the Franchised Business and its personnel as the Franchisor may reasonably require.

     K.   Working Capital.    The Franchisee shall meet and maintain sufficient levels of working capital for use in connection with the management and operation of the Franchised Business as the Franchisor may reasonably require.

     L.   Design Modifications.   At the Franchisor's request, the Franchisee shall refurbish the
Franchised Business, at its expense, to conform to the then current Franchised Business design and decor, trade dress, color scheme and presentation of trademarks and service marks consistent with the design concepts then in effect for new Franchised Businesses licensed to operate under the System and in accordance with the Manuals, including, without limitation, such structural changes, remodeling, redecoration and other modifications to existing improvements as deemed necessary by the Franchisor.
However, those modifications expected to cost Twenty-Five Thousand Dollars ($25,000) or more
("Major Design Modifications"), will not be required to be performed more often than once every seven
(7) years, unless required by the lease for the Franchised Business.  Those modifications expected to cost less than Twenty-Five Thousand Dollars ($25,000) (Minor Design Modifications") must be made by the
Franchisee at any time or frequency demanded by the Franchisor.

     M.   Compliance with Uniform Standards.   The Franchisee shall operate the Franchised
Business in conformity with such uniform methods, standards and specifications as the Franchisor may from time to time prescribe to ensure that the highest degree of product quality and service is uniformly maintained.  The Franchisee shall conduct its business in a manner which reflects favorably at all times on the System and the Proprietary Marks.  The Franchisee shall at no time engage in deceptive, misleading or unethical practices or conduct any other act which may have a negative impact on the reputation and goodwill of the Franchisor or any other franchisee operating under the System.  Pursuant to this ongoing responsibility, the Franchisee agrees:

          1.   To maintain in sufficient supply as the Franchisor may prescribe in the Manuals or otherwise in writing and use at all times only such products and supplies as conform to the
Franchisor's standards and specifications as contained in the Manuals, and to refrain from deviating therefrom without the Franchisor's prior written consent;

          2.   To sell or offer for sale only such products and services as meet the Franchisor's uniform standards of quality, quantity and which have been expressly approved for sale in writing by the
Franchisor in accordance with the Franchisor's methods and techniques; to sell or offer for sale all approved items; to refrain from any deviation from the Franchisor's standards and specifications for serving or selling such products or services; and to discontinue selling and offering for sale any such products or services as the Franchisor may, in its sole discretion, disapprove in writing at any time;

          3.   To lease or purchase and install at the Franchisee's expense all fixtures, furnishings, signs and equipment as the Franchisor may reasonably specify from time to time in the
Manuals or otherwise in writing, and to refrain from installing or permitting to be installed on or about the Franchised Business without the Franchisor's prior written consent any fixtures, furnishings, signs, cards, promotional literature, equipment or other items not previously specifically approved as meeting the Franchisor's standards and conforming to the Franchisor's specifications;

          4.   To purchase and maintain any and all signs for use at the Franchised Business, whether for interior or exterior use, in conformity with the Franchisor's quality control standards and specifications;

          5.   To employ such minimum number of employees as may be prescribed by the
Franchisor and to comply with all applicable federal, state and local laws, rules and regulations with respect to such employees;

          6.   To maintain a competent, conscientious staff; and

          7.   To maintain all licenses and permits in good standing.

     N.   Purchase and Lease of Products, Equipment and Supplies.   Franchisee shall lease or
purchase all products, initial inventory, equipment, supplies and other materials required for the operation of the Franchised Business solely from approved suppliers who shall have proved, to the continuing reasonable satisfaction of the Franchisor, the ability to meet the Franchisor's reasonable standards and specifications for such products and related items.  For certain proprietary products the sole approved supplier may be the Franchisor.  Such approved suppliers must meet all of the Franchisor's specifications and standards as to content, quality, appearance, warranty, performance and serviceability and must adequately demonstrate their capacity and facilities to supply the Franchisee's needs for an effective and efficient  operation of the Franchised Business as well as all Franchised Businesses operating under the Franchisor's System.

     O.   Inspection of Premises.   The Franchisee shall permit the Franchisor or its agents or representatives to enter upon the premises of the Franchised Business at any reasonable  time for purposes of conducting inspections, taking photographs and interviewing employees and customers.  The
Franchisee shall cooperate fully with the Franchisor's agents or representatives in such inspections by rendering such assistance as they may reasonably request.  Upon notice from the Franchisor or its agents or representatives, and without limiting the Franchisor's other rights under this Agreement, the
Franchisee shall take such steps as may be necessary to immediately and diligently correct any deficiencies detected during such inspections, including, without limitation, immediately ceasing and preventing the further use of any products, equipment, inventory, advertising materials, supplies or other items that do not conform to the Franchisor's then current specifications, standards or requirements.  In the event the Franchisee fails or refuses to correct such deficiencies, the Franchisor shall have the right to enter upon the premises of the Franchised Business, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such corrections as may be required, at the sole expense of the Franchisee, which the Franchisee agrees to pay upon demand.

     P.   Proprietary Methods.   The Franchisee acknowledges and agrees that the Franchisor has developed certain products, services, operational systems and management techniques and may continue to develop additional products and proprietary methods and techniques for use in the operation of the Franchised Business which are all highly confidential and which are trade secrets of the
Franchisor.  Because of the importance of quality control, uniformity of product and the significance of such proprietary products in the System, it is to the mutual benefit of the parties that the Franchisor closely control the dissemination of this proprietary information.  Accordingly, the Franchisee agrees that in the event such information and techniques become a part of the System, the Franchisee shall comply and strictly follow these techniques in the operation of its business and shall purchase from the
Franchisor or from an approved source designated by the Franchisor any supplies or materials necessary to protect and implement such techniques.

     Q.   Development of the Market.   The Franchisee shall at all times use its best efforts to
promote and increase the sales and consumer recognition of the products and services offered at the
Franchised Business pursuant to the System and the Manuals, to effect the widest and best possible distribution of the Franchisor's products and services from the Franchised Business and to devote its best efforts in controlling the Franchised Business, its managers, assistants and employees.

     R.   Display of Proprietary Marks and Logos.   The Franchisee shall display the
Franchisor's Proprietary Marks and logos at the Franchised Business, on uniforms and otherwise in the manner prescribed by the Franchisor.  The color, design and location of said displays shall be specified by the Franchisor and may be changed from time to time in the sole discretion of the Franchisor.
Specifically, the Franchisee shall conspicuously display to customers the sign or notice designated by the
Franchisor which will serve to notify and inform third parties that the Franchisor is engaged in the business of franchising and which will provide sufficient information to enable third parties to contact the Franchisor to inquire about prospective franchises.  The Franchisee shall not display any signs or posters at the premises or elsewhere without the prior written consent of the Franchisor.

     S.   The Franchisor Computerized Point-of-Sale and Information System.   The
Franchisee must purchase and maintain the Franchisor's Computerized Point-of-Sale and Information
System or an equivalent subject to Franchisor's prior written approval.  The Franchisor reserves the right to poll (via modem)  its franchisees' computer systems in order to compile sales data, consumer trends, food and labor costs, and other such financial and marketing information as it may deem appropriate.
The Franchisor may distribute this data on a confidential basis to its franchisees.

     T.   Other Requirements.   The Franchisee shall comply with all other requirements set forth in this Agreement, in the Manuals or as the Franchisor may designate from time to time.

VI.  PROPRIETARY MARKS

     A.   Grant of License.   Franchisor's affiliate, X.S., Inc., own the rights to the Franchisor's
System and Proprietary Marks and has granted Franchisor the right and license to use and to license franchisees to use the mark "Zero's Mr. Submarine, Inc.," a service mark approved for publication on
April 23, 1974 in the Principal Register of the U.S. Patent & Trademark Office.  Franchisor's application serial number is 0982670 for Franchisee's further reference and information.

     The Franchisor hereby grants the Franchisee the right and license to use the "Zero's Mr.
Submarine, Inc.," mark and any logo derived therefrom in connection with the operation of its
Franchised Business and the provision of services and products to its customers.  The Franchisor represents with respect to the Proprietary Marks that:  (1) the Franchisor has, to the best of the
Franchisor's knowledge, all rights, title and interest in and to the Proprietary Marks; (2) the Franchisor has taken and continues to take all steps which it deems reasonably necessary to preserve and protect the ownership and validity of such Proprietary Marks; and (3) the Franchisor will use and license the
Franchisee and other franchisees to use the Proprietary Marks only in accordance with the System and the operating standards and quality control specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

     B.   Conditions for Use.   With respect to the Franchisee's use of the Proprietary Marks pursuant to the licensed granted under this Agreement, the Franchisee agrees that:

               1.     The Franchisee shall use only the Proprietary Marks
               designated by the Franchisor and shall use them only in the manner required or authorized and permitted by the Franchisor.

          2.   The Franchisee shall use the Proprietary Marks only in connection with the right and license to operate the Franchised Business granted hereunder.

          3.   During the term of this Agreement and any renewal hereof, the Franchisee shall identify itself as a licensee and not the owner of the Proprietary marks and shall make any necessary filings under state law to reflect such status.  To the extent feasible, the Franchisee shall identify itself as a licensee of the Proprietary Marks on all invoices, order forms, receipts, business stationary and contracts, as well as at the Franchised Business on a sign provided by the Franchisor that is conspicuously displayed to customers.

          4.   The Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement or in the Manuals, and any unauthorized use thereof shall constitute an infringement of the Franchisor's rights and grounds for termination of this Agreement.

          5.   The Franchisee shall not use the Proprietary Marks to incur or secure any obligation or indebtedness.

          6.   The Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name.
          7.   The Franchisee shall comply with the Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by the Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

          8.   In the event that the Franchisee becomes aware of any infringement of the
Proprietary Marks, or if the Franchisee's use of the Proprietary Marks is challenged by a third party, then the Franchisee is obligated to immediately notify the Franchisor, and the Franchisor will have sole discretion to take such action as it deems appropriate.  If the Franchisor determines that no action to protect the Proprietary Marks is necessary, then the Franchisee may take any action it deems necessary to protect its own interest, at its own expense.  If it becomes advisable at any time in the sole discretion of the Franchisor to modify or discontinue the use of any name or mark and/or use one or more additional or substitute names or marks, the Franchisee shall modify or discontinue the use of any such name or mark, and use such additional or substitute name or mark, and shall be responsible for the tangible costs (such as replacing signs and materials) of complying with this obligation.  In the event that litigation alleging that the Proprietary Marks infringe a third party's rights is instituted or threatened against the Franchisee, the Franchisee shall promptly notify the Franchisor and shall cooperate fully in defending or settling such litigation, at the Franchisor's sole legal expense..

     C.   Acknowledgments.   The Franchisee expressly understands and acknowledges that:

          1.   The Franchisor and its affiliate X.S., Inc., own all rights, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them;

          2.   The Proprietary Marks are valid and serve to identify the System and those who are licensed to operate a Franchised Business in accordance with the System;

          3.   The Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give the Franchisee any ownership interest or other interest in, or to the Proprietary Marks, except the non-exclusive license granted herein;

          4.   Any and all goodwill arising from the Franchisee's use of the Proprietary Marks and/or the System will inure solely and exclusively to the Franchisor's benefit, and upon expiration or termination of this Agreement no monetary amount shall be assigned as attributable to any goodwill associated with the Franchisee's use of the System or the Proprietary marks;

          5.   The license and rights to use the Proprietary Marks granted hereunder to the
Franchisee are non-exclusive, and the Franchisor thus may:  (a) itself use, and grant franchises and licenses to others to use the Proprietary Marks and the System; (b) establish, develop and franchise other systems different from the System licensed to the Franchisee herein without offering or providing the
Franchisee any rights in, to or under such other system; and (c) modify or change, in whole or in part, any aspect of the Proprietary Marks or the System so long as the Franchisee's rights thereto are in no way materially harmed thereby;

          6.   The Franchisor reserves the right to substitute different trade names, trademarks and service marks for use in identifying the System, the Franchised Business and other Franchised
Businesses operating thereunder, all of which shall become Proprietary Marks;

          7.   The Franchisor shall have no liability to the Franchisee for any senior users that may claim rights to the Proprietary Marks; and
          8.   The Franchisee shall not register or attempt to register the proprietary marks in the Franchisee's name or that of any other person, firm, entity or corporation.

VII. CONFIDENTIAL MANUALS

     A.   Compliance.   In order to protect the reputation and goodwill of the Franchisor and to maintain uniform standards of operation in connection with the Proprietary marks, the Franchisee shall conduct its business in strict compliance with the operational systems, procedures, policies, methods and requirements prescribed in the Manuals and any supplemental bulletins, notices, revisions, modifications or amendments thereto, all of which shall be deemed a part thereof.  One registered set of the Manuals shall be provided to the Franchisee on loan from the Franchisor during the training program, and the
Franchisee shall sign a corresponding receipt therefor.

     B.   Use.   The Franchisee agrees to immediately adopt and use the programs, services, methods, standards, materials, policies and procedures set forth in the Manuals, as they may be modified by the Franchisor from time to time.  The Franchisee acknowledges that the Franchisor is the owner or licensee of all proprietary rights in, and to the System, and the Manuals, and any changes or supplements thereto.

     C.   Confidentiality.   The Franchisee shall at all times treat the Manuals, any other manuals created for or approved for use in the operation of the Franchised Business and all of the information contained therein as proprietary and confidential, and shall use all reasonable efforts to maintain such information as confidential.  The Manuals must remain on the premises of the Franchised Business at all times.

     D.        Trade Secrets.   The Franchisee acknowledges, knows and agrees that designated portions of the Manuals are "trade secrets" owned and treated as such by the Franchisor.

     E.   Access.   The trade secrets must be accorded maximum security consistent with the
Franchisee's need to make frequent reference thereto.  The Franchisee shall strictly limit access to the
Manuals to employees who have a demonstrable and valid need to know the information contained therein in order to perform their duties.  The Franchisee shall strictly follow any provisions in the
Manuals regarding the care, storage and use of the Manuals and all related proprietary information.

     F.   Duplication.   The Franchisee shall not at any time, without the Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce in any manner any part of the Manuals, updates, supplements or related materials, in whole or in part, or otherwise make the same available to any unauthorized person.

     G.   Franchisor's Property.   The Manuals shall at all times remain the sole property of the
Franchisor.  Upon the expiration or termination of this Agreement for any reason, the Franchisee shall return to the Franchisor the Manuals and all supplements thereto.

     H.   Updates or Revisions.    The Franchisor retains the right to prescribe additions to, deletions from or revisions to the Manuals, which shall become binding upon the Franchisee upon being mailed or otherwise delivered to the Franchisee, as if originally set forth therein.  The Manuals, and any such additions, deletions or revisions thereto, shall not alter the Franchisee's rights and obligations hereunder.

     I.   Master Set.   The Franchisee shall at all times insure that its set of the Manuals is kept current and up-to-date, and in the event of any dispute as to the contents of the Manuals, the terms contained in the master set (#0001) of the Manuals maintained by the Franchisor at the Franchisor's headquarters shall be controlling.

     J.   Replacement Fee.   If the Manuals are lost, stolen or destroyed, the Franchisee shall pay the Franchisor a non-refundable replacement fee of One Thousand Dollars ($1,000) for each volume of the replacement Manual.

VIII.     CONFIDENTIAL INFORMATION

     A.   Confidential Relationship.   The parties expressly understand and agree that the
relationship established between the Franchisor and the Franchisee by this Agreement is one of confidence and trust, and that as a result, the Franchisor will be disclosing and transmitting to the
Franchisee certain trade secrets and other confidential and proprietary information concerning various aspects of the Franchisee's operation of the Franchised Business, its methods of operation, techniques and all proprietary systems, procedures and materials relevant thereto pursuant to the System and this
Agreement.

     B.   Obligations of Franchisee.   In order to preserve and protect the trade secrets and the confidential and proprietary information (the "Confidential Information") which are disclosed to the
Franchisee during the term of this Agreement, the Franchisee agrees that:

          1.   The Franchise shall treat and maintain the Confidential Information as confidential both during the term of this Agreement and thereafter;

          2.   The Franchisee shall use the Confidential Information only for its operation of the Franchised Business under this Agreement;

          3.   The Franchisee shall disclose the Confidential Information only as necessary to its employees or agents who have a demonstrable and valid need to know the Confidential Information and not to anyone else;

          4.   The Franchisee shall restrict disclosure of the Confidential Information to only those of its employees or agents who are directly connected with the performance of work requiring knowledge thereof and shall disclose only so much of the Confidential Information as is required to enable those employees or agents to carry out their assigned duties;

          5.   The Franchisee shall advise its employees or agents of the confidential nature of such information and the requirements of nondisclosure thereof; and

          6.   The Franchisor and the Franchisee shall conduct a review to determine which employees will have access to the Confidential Information and to the Manuals.  The Franchisee shall not disclose any Confidential Information or provide access to the Manuals to such employee  or agent until that person executes a nondisclosure agreement in a form prescribed by the Franchisor, acknowledging the confidential and proprietary nature of the Confidential Information and agreeing not to disclose such information during the course of employment or thereafter.  The Franchisor shall be designated a third-
party beneficiary of such nondisclosure agreements with the right to enforce its provisions independently of the Franchisee.

     C.   Confidential Information Defined.   Any and all information, knowledge, know-how,
systems, programs and other methods and techniques which the Franchisor designates as confidential shall be deemed Confidential Information for purposes of this Agreement, except information which the
Franchisee can demonstrate came to its attention prior to its disclosure by the Franchisor or which, at the time of its disclosure by the Franchisor to the Franchisee, had become a part of the public domain through publication or communication by others or which, after disclosure to the Franchisee by the
Franchisor, becomes a part of the public domain through publication or communication by others.  It is understood and agreed that information, improvements to the System or techniques prepared, compiled or developed by the Franchisee, its employees or agents during the term of this Agreement and relating to the Franchise Business, whether developed separately or in conjunction with the Franchisor, shall be considered as part of the Confidential Information.  The Franchisee hereby grants to the Franchisor an irrevocable, worldwide, exclusive, royalty-free license, with the right to sub-license such information, improvement or technique.

     D.   Protection of Information.   The Franchisee acknowledges that it has knowledge of
confidential matters, trade secrets, management and training techniques, operational, accounting, quality control procedures, programs and other methods developed by the Franchisor through and in its System which, for purposes of this Agreement, are owned by the Franchisor and which are necessary and essential to the operation of the Franchised Business, without which information the Franchisee could not efficiently, effectively and profitably operate the same.  The Franchisee further acknowledges that such
Confidential Information was unknown to it prior to negotiation for, and execution of this Agreement and that the unique and novel combination of "know how" and methods developed by the Franchisor and licensed to the Franchisee by the Franchisor for the operation of the Franchised Business are peculiar to the Franchisor.  The Franchisee shall take all steps necessary, at its own expense, to protect the
Confidential Information and shall not divulge the same either during or upon the termination of this
Agreement without the prior written consent  of the Franchisor.

     E.   Remedies. The Franchisee acknowledges that in addition to any remedies available to the Franchisor under Section XIII hereunder, the Franchisor may attempt to obtain  a temporary restraining order and/or an injunction against violation of the requirements of this Section VIII.

     F.   Communication with Customers.   In order to maintain the high standards of quality
control throughout the System, the Franchisor reserves the right to use test customers from time to time, without prior notification to the Franchisee, in order to determine whether the Franchised Business is maintaining high standards of quality, integrity, safety, appearance and customer service.

IX.  ACCOUNTING, INSPECTIONS AND RECORDS

     A.   Maintenance of Books and Records.   The Franchisee shall maintain during the term of
this Agreement and shall preserve for not less than five (5) years from the date of preparation full, complete and accurate books, records and accounts in accordance with the System and in the form and manner prescribed by the Franchisor in the Manuals or otherwise in writing from time to time.

     B.   Weekly Royalty Reports.   A Weekly Royalty Report ("WRR") shall be made to
Franchisor.  Each WRR shall cover a period from the proceeding Sunday through Saturday of the preceding week.  Such reports on the reported sales must be telephoned, facsimile or e-mailed on or before 5:00 p.m. on the Monday (hereinafter referred to as "Reporting Date") following the end of the reporting period.  The WRR shall report the Gross Sales to Franchisor Corporate office and other such information from which the royalty fee and advertising contributions are calculated for the preceding
week.   Each WRR will be in the form and format prescribed by Franchisor, setting further certain information as requested by Franchisor.  All such WRRs received by Franchisor will be treated as confidential information, and will not be made available to any third party without consent of the
Franchisor and the Franchisee.  In the event Franchisor fails to receive a WRR on or before the Reporting
Date, following the end of the weekly reporting period, Franchisor shall assess and collect from the
Franchisee a late payment fee of Seventy Five Dollars ($75) each time.  If Franchisee fails to report
Gross Sales by the Reporting Date, Franchisor shall draft Franchisee's account the minimum of Five
Hundred Dollars ($500) per week for Royalties and One Hundred Dollars ($100) for Advertising Fees;
greater if Franchisor reasonably estimates that the franchise location is generating higher Gross Sales.

     C.   Financial and Related Reporting.   During the term of this Agreement, the Franchisee
shall, at the Franchisee's expense, submit to the Franchisor a quarterly balance sheet and monthly profit and loss statement, which may be unaudited, for the Franchised Business in the form prescribed by the
Franchisor.  The report shall include, but not be limited to, a statement of the sources of all income.  The report shall be due within fifteen (15) days of the end of each month of each year for which the
Franchised Business is open for business to the general public pursuant to the terms of this Agreement.
The Franchisee shall also submit, at the Franchisee's expense, an annual financial statement which shall include an income statement and balance sheet prepared in accordance with generally accepted accounting principles and copies of federal and state tax returns for the Franchisee within ninety (90)
days of the completion of the fiscal year of the Franchise.

     D.   Other Submissions.   The Franchisee shall also submit to the Franchisor, for review and auditing, such other forms and other reports, including annual accounting of local advertising expenditures and any and all other information and data as the Franchisor may reasonably designate, in the form and at the times and places reasonably required by the Franchisor, upon request and as specified from time to time in the Manuals or otherwise in writing, at any time during the term of this Agreement.

     E.   Inspection.   The Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, the books, records, receipts and tax returns of the
Franchisee.  The Franchisor shall also have the right, at any time, to have an independent audit made of the books of the Franchisee.  If an inspection should reveal that any payments to the Franchisor have been understated in any report to the Franchisor, then the Franchisee shall immediately pay to the
Franchisor, upon demand, the amount understated plus interest calculated at the Default Rate on a daily basis.  If any inspection discloses an understatement in any report of two percent (2%) or more, the
Franchisee shall, in addition to the payment of interest thereon, reimburse the Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accountants'
and attorneys' fees).  The foregoing remedies shall be in addition to any other remedies available to the
Franchisor.

X.   ADVERTISING

     Recognizing the value of advertising, and the importance of the standardization of advertising programs to the furtherance and protection of the Proprietary Marks, goodwill and public image of the
System, the parties agree as follows:

     A.   Submission and Approval of Promotional and Marketing Materials.   All
promotional and marketing materials to be used by the Franchisee in any medium shall be presented in a dignified manner and shall conform to such standards and requirements as the Franchisor may specify from time to time in the Manuals or otherwise.  The Franchisee shall submit to the Franchisor for its prior written approval, samples of all promotional and marketing materials in whatever form that the
Franchisee desires to use at least ten (10) days before their insertion.  The Franchisor shall have seventy-
two (72) hours from the time of receipt of such materials to approve, disapprove, or revise such materials.
The Franchisee shall comply with all revisions to said promotional and marketing materials which the
Franchisor may require prior to approving said promotional and marketing materials.  The Franchisee shall not use any advertising or promotional plans or materials which have not been approved in writing by the Franchisor, and the Franchisee shall cease to use any plans or materials promptly upon notice by the Franchisor.  Failure by the Franchisee to obtain the prior written approval of the Franchisor for all proposed advertising shall be deemed a default of this Agreement in accordance with Section XIII.B hereof.

     B.   The Regional Advertising Fund Contribution.   The Franchisor reserves the right to
establish and maintain a Regional Advertising Fund (the "Fund").  If such a Fund is established, the
Franchisee will pay to Franchisor a continuing, non-refundable, weekly contribution of up to two percent
(2%) of the Franchisee's Gross Sales for the preceding week for advertising, marketing and promotional programs. Franchisor has established a direct debit program. The advertising sums paid by the Franchisee shall be maintained in an account separate from any other monies of the Franchisor.  Upon request by the
Franchisee, the Franchisor shall annually account for advertising funds expended, including a reasonable allocation for the Franchisor's overhead expenses incurred in connection with administration and management.  It is understood and agreed that the Franchisor and Franchisee shall allocate advertising funds as they deem appropriate.  The allocation of the advertising fees will be applied to the DMA for a territory where the Franchisee is located.  Production cost may or may not be allocated to this fund by the
Ad Council.

     C.   The Local Store Marketing Expenditures.   Independent of any Regional Advertising
Fund contributions, the Franchisee shall be required to make annual expenditures of at least two percent
(2%) of the Franchisee's Gross Sales on local marketing and promotion.  This local marketing and promotion will be conducted by Franchisee either individually or in conjunction with other franchisees and must comply with the policies and procedures established by Franchisor for prior approval of all proposed marketing and promotion campaigns and materials.  Franchisee will be required to submit to
Franchisor a report, on a form prescribed by Franchisor, that demonstrates that Franchisee has fulfilled the minimum requirement for local marketing and promotion.  These local marketing and promotion requirements and fees exist independently of a Regional Advertising Fund.  Therefore, Franchisee is
required to make minimum local marketing and promotion expenditures whether or not a Regional
Advertising Fund is established.

XI.  INSURANCE

     A.   Procurement.   The Franchisee shall procure, prior to the commencement of any operations under this Agreement, and thereafter maintain in full force and effect during the term of this
Agreement, at the Franchisee's expenses, an insurance policy or policies protecting the Franchisee and the Franchisor, and their officers, directors, partners and employees, against any loss, liability, personal injury, death, property damage or expense whatsoever from fire, lightning, theft, vandalism, malicious mischief and the perils included in the extended coverage endorsement, arising or occurring upon or in connection with the Franchised Business or the construction of or leasehold improvements to the
Franchised Business, or by reason of the operation or occupancy of the Franchised Business, as well as such other insurance applicable to such other special risks, if any, as the Franchisor may reasonably require for its own and the Franchisee's protection.  The Franchisee shall be obligated to procure such insurance and to submit Certificates of Insurance to the Franchisor thirty (30) days prior to the opening to the public of the Franchised Business.

     B.   Minimum Coverage.   Such policy or policies shall be written by an insurance company satisfactory to the Franchisor in accordance with the standards and specifications set forth in the manuals or otherwise in writing, and shall include, at a minimum (except as additional coverage and higher policy limits may reasonably be specified from time to time by the Franchisor in the Manuals or otherwise in writing) the following:

          1.   Comprehensive general liability insurance, including contractual liability, broad form property damage, personal injury, advertising injury, product liability, completed operations and independent contractors coverage, and fire damage coverage in the amount of One Million Dollars
($1,000,000), or such higher amount as required by the least, combined single limit, and naming the
Franchisor as an additional insured in each such policy or policies;

          2.   Worker's compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state in which the Franchised Business is located and operated;

          3.   Fire, vandalism and extended coverage insurance with primary and excess limits of not less than the full replacement value of the Franchised Business and its furniture, fixtures and equipment; and

          4.   Business interruption insurance in amounts equal to at least the average monthly royalties, Advertising Fund Contributions and Local Store Marketing deposits payable to the Franchisor, but in no event less than One Hundred Thousand Dollars ($100,000) annual coverage.

     C.   Construction Coverage.   In connection with any construction, leasehold improvements, renovation, refurbishment or remodeling of the premises of the Franchised Business, the Franchisee shall cause the general contractor to maintain with a reputable insurer comprehensive general liability insurance (with comprehensive automobile liability coverage for both owned and non-owned vehicles, builder's risk, product liability and independent contractors coverage) in at least the amount of One
Million Dollars ($1,000,000) with the Franchisor named as an additional insured, and worker's compensation and employer's liability insurance as required by state law.  A copy of the Certificate of
Insurance for worker's compensation coverage shall be provided to the Franchisor.

     D.   Certificates.   At least thirty (30) days prior to the grand opening of the Franchised
Business and on each policy renewal date thereafter, the Franchisee shall submit to the Franchisor a
Certificate of Insurance evidencing the required coverage.  The evidence of insurance shall include a statement by the insurer that the policy will not be canceled or materially altered without at least thirty
(30) days prior written notice to the Franchisor.

     E.   Independence of Coverage Requirements.   The Franchisee's obligation to obtain and
maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by the Franchisor, and the Franchisee's performance of that obligation shall not relieve it of liability under the indemnity provision set forth in Section XVIII of this Agreement.

     F.   Failure to Procure.   Should the Franchisee for any reason fail to procure or maintain the insurance required by this Agreement, as revised from time to time for all franchisees by the Manuals or otherwise in writing, the Franchisor shall have the right and authority (without, however, any obligation) to immediately procure such insurance and to charge the same to the Franchisee, which charges, together with a reasonable fee for the Franchisor's expenses in so acting, including all attorneys'
fees, shall be payable by the Franchisee immediately upon notice.

     G.   Third Parties.   The Franchisee shall ensure that all third parties with which the
Franchisee conducts business, are properly insured.

XII. TRANSFER OF INTEREST

     A.   Transfer by Franchisor.   The Franchisor shall have the right to assign this Agreement, and all of its rights and privileges hereunder, to any person, firm, corporation or other entity provided that, with respect to any assignment resulting in the subsequent performance by the assignee of the functions of the Franchisor:  (i) the assignee shall, at the time of such assignment, be capable of performing the obligations of the Franchisor hereunder, and (ii) the assignee shall expressly assume and agree to perform such obligations.

     Specifically, and without limitation to the foregoing, the Franchisee expressly affirms and agrees that the Franchisor may sell its assets, its rights to the Proprietary Marks and the System outright to a third party; may go public; may engage in a private placement of some or all of it securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buy-out or other economic or financial restructuring.

     Nothing contained in this Agreement shall require the Franchisor to remain in the restaurant services business or to offer the same products and services, whether or not bearing the Franchisor's
Proprietary Marks, in the event that the Franchisor exercises its rights hereunder to assign its rights in this Agreement.

     B.   Transfer by Franchisee.

          1.   Neither the Franchisee, any immediate or remote successor to any part of the
Franchisee's interest in the Franchised Business, any individual, partnership, corporation or other legal entity which directly or indirectly controls the Franchisee, if the Franchisee is a corporation, nor any general partner or any limited partner (including any corporation which controls, directly or indirectly, any general or limited partner) if the Franchisee is a partnership, shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest in the Franchisee or in the
Franchised Business without the prior written consent of the Franchisor; provided, however, that the
Franchisor's prior written consent shall not be required for a transfer of less than a five percent (5%)
interest in a publicly-held corporation or for transfer to a wholly-owned corporation of the Franchisee formed expressly for that purpose.  For such purposes, and under this Agreement in general, a publicly held corporation is a "Reporting Company" as that term is defined by the Securities Exchange Act of
1934.  The Franchisee must notify the Franchisor in writing at least sixty (60) days prior to the date of the intended assignment.  Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of the Franchisor shall be null and void and shall constitute a material breach of this Agreement, for which the Franchisor may then terminate without opportunity to cure pursuant to
Section XIII.A. of this Agreement.

          2.   The Franchisor shall not unreasonably withhold its consent to a transfer of any interest in the Franchisee or in this Agreement.  If, however, a transfer, alone or together with other previous, simultaneous or proposed transfers, would have the effect of transferring a controlling interest in the Franchised Business, the Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval:

               a.   All of the Franchisee's accrued monetary obligations and all other outstanding obligations to the Franchisor, its subsidiaries, affiliates and suppliers shall be up to date, fully paid and satisfied;

               b.   The Franchisee shall not be in default of any provision of this
Agreement, any amendment hereof or successor hereto, any other franchise agreement or other agreement between the Franchisee and the Franchisor, or its subsidiaries, affiliates or suppliers;

               c.   The Franchisee and each of its partners, shareholders, officers and directors shall have executed a general release under seal, in a form satisfactory to the Franchisor, of any and all claims against the Franchisor and its officers, directors, shareholders and employees in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules and ordinances; provided, however, that the Franchisee shall not be required to release the Franchisor for violations of federal and state franchise registration and disclosure laws;

               d.   The transferee shall demonstrate to the Franchisor's satisfaction that the transferee meets the Franchisor's educational, managerial and business standards; possesses a good moral character, business reputation and credit rating; has the aptitude and ability to operate the Franchised
Business (as may be evidenced by prior related experience, Franchisor's testing criteria or otherwise);
has at least the same managerial and financial criteria required of new franchisees; and shall have sufficient equity capital to operate the Franchised Business;

               e.   The transferee shall enter into a written assignment, under seal and in a form satisfactory to the Franchisor, assuming and agreeing to discharge all of the Franchisee's obligations under this Agreement.  If the transferee is not an individual, then the shareholders, partners or other owners of the transferee shall jointly and severally guarantee the obligations of the Franchisee under this Agreement in writing in a form satisfactory to he Franchisor;

               f.   At the Franchisor's option, the transferee shall execute (and/or, upon
Franchisor's request, shall cause all interested parties to execute) for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form of Franchise Agreement then being offered to new franchisees and such other ancillary agreements as the
Franchisor may require for the Franchised Business, which agreements shall supersede this Agreement in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee and advertising contributions and the implementation of other fees;

               g.   The transferee shall upgrade, at the transferee's expense, the Franchised
Business to conform to the then current specifications then being used in new Franchised Businesses, and shall complete the upgrading and other requirements within the time specified by the Franchisor;

               h.   The Franchisee shall remain liable for all direct and indirect obligations to the Franchisor in connection with the Franchised Business prior to the effective date of the transfer, shall continue to remain responsible for its obligations of nondisclosure, noncompetition and indemnification as provided elsewhere in this Agreement and shall execute any and all instruments reasonably requested by the Franchisor to further evidence such liability;

               i.   At the transferee's expense, the transferee and its Franchisee/General
Manager, and Shift Supervisor shall complete any training programs then in effect for current franchisees upon such terms and conditions as the Franchisor may reasonably require unless such managers and employees have been trained previously by the Franchisor;

               j.   The transferee shall have signed an Acknowledgment of Receipt of all required legal documents, such as the Franchise Offering Circular and the then current Franchise
Agreement and ancillary agreements;

               k.   The transferor shall pay to the Franchisor a transfer fee equal to thirty percent (30%) of the then current initial franchise fee to cover the Franchisor's administrative expenses in connection with the proposed transfer; and

               l.   The transferor must provide the Franchisor with a copy of the agreements of purchase and sale between the transferor and the transferee.  The terms and price of the proposed transaction between the transferor and a transferee shall be fair and reasonable in the sole discretion and based upon the good faith judgment of the Franchisor.  NOTE:  THIS RIGHT OF
APPROVAL SHALL NOT CREATE ANY SPECIAL LIABILITY OR DUTY ON THE PART OF
THE FRANCHISOR TO THE PROPOSED TRANSFEREE.

          3.   The Franchisee shall grant no security interest in the Franchised Business or in any of its assets unless the secured party agrees that in the event of any default by the Franchisee under any documents related to the security interest, the Franchisor shall have the right and option to be substituted as obligor to the secured party and to cure any default of the Franchisee.  Notwithstanding the foregoing, the Franchisor shall not be construed as a guarantor or surety for the Franchisee.

          4.   The Franchisee acknowledges and agrees that each of the foregoing conditions of transfer which must be met by the Franchisee and the transferee are necessary and reasonable to assure such transferee's full performance of the obligations hereunder.

     C.   Additional Requirements - Corporate Franchisees.    The following requirements
shall apply to the Franchisee if the Franchisee is a corporation, in addition to those requirements set forth elsewhere in this Agreement, the Manuals or otherwise:

          1.   The Franchisee shall be a newly organized corporation and its Articles of
Incorporation shall at all times provide that its activities are confined exclusively to operating the
Franchised Business or other approved businesses by the Franchisor.

          2.   The Articles of Incorporation, Bylaws and other governing documents, and any amendments thereto, including the resolutions of the Board of Directors authorizing entry into this
Agreement, shall be promptly furnished to the Franchisor.

          3.   Each stock certificate of the Corporation issued to shareholders in the Franchised
Business shall have conspicuously endorsed upon its face a statement in a form satisfactory to the
Franchisor, such as:

        "THE TRANSFER, PLEDGE OR ALIENATION OF THIS STOCK IS
        SUBJECT TO THE TERMS AND RESTRICTIONS CONTAINED WITHIN
        THE FRANCHISE AGREEMENT BETWEEN ZERO'S, MR. SUBMARINE,
        INC. AND _______________________________________
        ____________________________________________________________."

       4.   The Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of the Franchisee and shall furnish the list to the
Franchisor upon request together with the addresses and phone numbers of each shareholder.

       5.   All shareholders of the Franchise shall jointly and severally guarantee the
Franchisee's performance hereunder and shall bind themselves to the terms of this Agreement; provided, however, that the requirements of this Section XII.C.5. shall not apply to a publicly-held corporation.

  D.   Offerings by Franchisee.   Securities or partnership interests in the Franchisee may be offered to the public, by private offering or otherwise, but only with the prior written consent of the
Franchisor, whether or not the Franchisor's consent is required under Section XII.B. hereof, which consent shall not be unreasonably withheld.  All materials required for such offering by federal or state law as well as any materials to be used in any exempt offering shall be submitted to the Franchisor for review at least sixty (60) days prior to such documents being filed with any government agency or distributed to investors.  No offering by the Franchisee shall imply (by use of the Proprietary Marks or otherwise) that the Franchisor is participating in an underwriting, issuance or offering of the Franchisee's securities, and the Franchisor's review of any offering shall be limited solely to the subject of the relationship between the Franchisee and the Franchisor.  The Franchisee and any other participants in the offering must fully indemnify the Franchisor in connection with the offering pursuant to an indemnity agreement in form and substance satisfactory to the Franchisor and its counsel.  For each proposed offering, the Franchisee shall pay to the Franchisor a non-refundable fee of Two Thousand Five Hundred
Dollars ($2,500) or such greater amount as is necessary to reimburse the Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees.

  E.   Franchisor's Right of First Refusal.

       1.   Any party who holds an interest (as reasonably determined by the Franchisor and not including the Franchisor's System, Proprietary Marks or other property of the Franchisor) in the
Franchisee or in the Franchised Business and who desires to accept any bona fide offer from a third party to purchase his interest shall notify the Franchisor in writing of each such offer and, except as otherwise provided herein, the Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that the Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party.  Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by the Franchisor as in the case of an initial offer.  In the event that the Franchisor elects to purchase the seller's interest, closing on such purchase must occur by the later of (i) the closing date specified in the third party offer; or (ii) within sixty (60) days from the date of notice to the seller of the
Franchisor's election to purchase.  Failure of the Franchisor to exercise the option afforded by this
Section XII.E. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XII, with respect to a proposed transfer.

       2.   In the event the consideration, terms and/or conditions offered by a third party are such that the Franchisor may not reasonably be required to furnish the same consideration, terms and/or conditions, then the Franchisor may purchase the Franchised Business proposed to be sold for the reasonable equivalent in cash.  If the parties cannot agree, within a reasonable time, on the reasonable equivalent in cash of the consideration, terms and/or conditions offered by a third party, an independent appraiser shall be designated, and his determination shall be final and binding.

  F.   Transfer Upon Death or Mental Incapacity.   Upon the death, mental incapacity or
disability of the Franchisee or a shareholder of a corporation or a general partner of a partnership which has been formed to own and operate the Franchised Business pursuant to the System, the Franchisor shall consent to the transfer of said interest in the Franchisee, the Franchised Business and this Agreement to the spouse, heirs or relative by blood or by marriage, of said Franchisee, shareholder or partner, whether such transfer is made by will or by operation of law, if, in the Franchisor's sole discretion and judgment, such person or persons meet the Franchisor's educational, managerial and business standards; possess a good moral character, business reputation and credit rating; have the aptitude and ability to conduct the
Franchised Business herein; have at least the same managerial and financial criteria required by new franchisees and shall have sufficient equity capital to operate the Franchised Business.  If said transfer is not approved by the Franchisor, the executor, administrator or personal representative of such person shall transfer his interest to a third party approved by the Franchisor within six (6) months after such death, mental incapacity or disability.  Such transfer shall be subject to the Franchisor's right of first refusal and to the same conditions as any inter vivos transfer.

  G.   Non-Waiver of Claims.   The Franchisor's consent to a transfer of any interest in the
Franchised Business shall not constitute a waiver of any claims it may have against the transferring party, and it will not be deemed a waiver of the Franchisor's right to demand exact compliance with any of the terms of this Agreement, or any other agreement to which the Franchisor and the transferee are parties, by the transferee.

  H.   Operation of the Franchised Business by Franchisor.   In order to prevent any
interruption of the business of the Franchised Business and any injury to the goodwill and reputation thereof which would cause harm to the Franchised Business and thereby depreciate the value thereof, the
Franchisee hereby authorizes the Franchisor, and the Franchisor shall have the right, but not the obligation, to operate said Franchised Business for so long as the Franchisor deems necessary and practical, and without waiver of any other rights or remedies the Franchisor may have under this
Agreement, in the event:  (i) any of the Franchisee's principals, shareholders or partners is absent or incapacitated by reason of illness or death and the Franchisee is not, therefore, in the sole judgment of the Franchisor, able to manage the business licensed hereunder, or (ii) any allegation or claim is made against the Franchised Business, the Franchisee or any principals, directors, shareholders, partners or employees of the Franchisee, involving or relating to misrepresentations or any fraudulent or deceptive practice. All revenues from the operation of the Franchised Business during such period of operation by the Franchisor shall be kept in a separate account and the expenses of the Franchised Business, including reasonable royalty fees, advertising contributions, compensation and expenses for the Franchisor's representative, shall be charged to said account.

XIII.  DEFAULT AND TERMINATION

  As a matter of policy, the Franchisor shall make every good faith effort to avoid terminating this
Agreement without having first employed all reasonable steps hereunder to cause the Franchisee to correct and cure any default.  Furthermore, the terms and conditions regarding default and termination contained herein shall be subject to any applicable state statutes or regulations regarding the termination of a franchise.

  A.   Default With No Opportunity To Cure.   The Franchisee shall be deemed to be in
default and the Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording the Franchisee any opportunity to cure the default, effective immediately upon receipt of notice from the Franchisor to the Franchisee, upon the occurrence of any of the following events:

       1.   If the Franchisee becomes insolvent or makes a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by the Franchisee or such a petition is filed against and consented to by the Franchisee, or if the Franchisee is adjudicated as bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of the Franchisee or other custodian for the
Franchisee's business or assets is filed and consented to by the Franchisee, or if a receiver or other custodian (permanent or temporary) of the Franchisee's business or assets is appointed by any court of competent jurisdiction, or if proceedings for a conference with a committee of creditors under any state, federal or foreign law should be instituted by or against the Franchisee, or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed), or if execution is levied against the Franchisee's operating location or property, or suit to foreclose any lien or mortgage against the premises or equipment is instituted against the Franchisee and not dismissed within thirty (30)
days, or if any substantial real or personal property of the Franchised Business shall be sold after levy thereupon by any sheriff, marshal or constable;

       2.   If the Franchisee ceases to do business at the Franchised Business for two (2) or more consecutive days, excluding holidays, or loses the right to possession of the premises upon which the Franchised Business is located or otherwise forfeits the right to do or transact business in the jurisdiction where the Franchised Business is located; provided, however, that if any such loss of possession results from the governmental exercise of the power of eminent domain, or if, through no fault of the Franchisee, the premises are damaged or destroyed by a disaster such that they cannot, in the
Franchisor's judgment, reasonably be restored within one hundred twenty (120) days, then, in either such event, the Franchisee shall have sixty (60) days to identify an alternative location within the Primary
Market Area for the operation of the Franchised Business (the "Substituted Site") and submit all information reasonably requested by the Franchisor in connection with the Substituted Site for its review and approval.  The Franchisor's approval of the Substituted Site shall not be unreasonably withheld, but may be conditioned upon the payment of an agreed minimum royalty fee to the Franchisor during the period in which the Franchised Business is not in operation.  Notwithstanding the foregoing, the
Franchisor shall have a right to terminate this Agreement if the Franchisee is not in possession of the
Substituted Site and open for business to the general public within five (5) months of its receipt of the
Franchisor's approval;

       3.   If the Franchisee fails to operate and maintain the Franchisor Computerized
Point-of-Sale and Information System or an equivalent subject to Franchisor's prior written approval in accordance with the Franchisor's requirements and guidelines as outlined in the Manuals, or if
Franchisee attempts to modify such system without the prior written approval of  Franchisor.

       4.   If the Franchisee understates by two percent (2%) or more its Gross Sales in connection with any report required to be submitted to the Franchisor;

       5.   If the Franchisee has made any material misrepresentation or omission in this
Agreement or any other agreement to which the Franchisee and the Franchisor are parties;

       6.   If the Franchisee (or the principal stockholder or general partner of a corporation or partnership franchisee) repeatedly engages in the excessive use of alcohol and/or abuse of drugs;

       7.   If the Franchisee, by act or omission, permits a continued violation in connection with the operation of the Franchised Business of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom;

       8.   If the Franchisee fails to obtain and maintain all required licenses under state and local law for the establishment and operation of a restaurant;

       9.   If the Franchisee misuses or makes any unauthorized use of the Proprietary
Marks, engages in any business or markets any service or products under a name or mark which is confusingly similar to the Proprietary Marks, or otherwise materially impairs the goodwill associated therewith or the Franchisor's rights therein;

       10.  If a threat or danger to public safety results from the construction, maintenance or operation of the Franchised Business;

       11.  If the Franchisee is convicted of a crime of moral turpitude or similar felony or is convicted of any other crime or offense that the Franchisor reasonably believes is likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or the
Franchisor's interest herein;

       12.  If a judgment or a consent decree against the Franchisee, or any of its officers, directors, shareholders or partners is entered in any case or proceeding involving allegations of fraud, racketeering, unfair or improper trade practices or similar claim which is likely to have an adverse effect on the System, or the Proprietary Marks, the goodwill associated therewith or the Franchisor's interest therein;

       13.  If the Franchisee purports to transfer any rights or obligations under this
Agreement to any third party without the Franchisor's prior written consent, contrary to any of the terms of Section XII of this Agreement;

               14. If the Franchisee fails to comply with any of the covenants contained in Section XV hereof;

       15.  If, contrary to Sections VII and VIII hereof, the Franchisee discloses or divulges the contents of the Manuals or any other trade secrets or Confidential Information provided to the
Franchisee by the Franchisor;

       16.  If the Franchisee knowingly maintains false books or records or submits any false statements, applications or reports to the Franchisor or any assignee of the Franchisor;

       17.  If the Franchisee fails to locate a site for the Franchised Business and obtain
Franchisor's approval of the site and sign the lease within one hundred and eight (180) days after execution of this Agreement or fails to open for business to the general public within one hundred and twenty (120) days after signing the lease;

       18.  If the Franchisee willfully and repeatedly engages in a course of conduct which constitutes a misrepresentation or a deceptive or unlawful act or practice in connection with its sale of the services and products offered at the Franchised Business;

       19.  If the Franchisee fails to strictly comply with the product and quality control standards and specifications, fails to have suppliers approved by the Franchisor or otherwise fails to meet any other significant specifications or guidelines set forth in the Manuals;

       20.  If any other franchise agreement issued to the Franchisee by the Franchisor is terminated for any reason;

       21.  If the Franchisee receives three (3) or more notices of default under Section
XIII.B. hereof during the term of this Agreement whether or not such defaults are cured after notice;

       22.  If the Franchisee willfully engages in any illegal, immoral or unethical acts or any act in violation of the mission of the Franchisor;

       23.  If the Franchisee defaults under its lease agreement for the premises on which the Franchised Business is located or under any other agreement to which the Franchisee and the
Franchisor, or any parent or subsidiary corporation or any other affiliated entity of the Franchisor, are parties and fails to cure said default within the grace period (if any) provided for in such agreement;

       24.  If the Franchisee relocates the Franchised Business without obtaining the prior approval of the Franchisor; or

       25.  If the Franchisee buys or uses any goods in the operation of the Franchised
Business which have not been approved by the Franchisor.

  B.   Default With Thirty (30) Day Opportunity To Cure.   Except as provided in Section
XIII.A. of this Agreement, the Franchisee shall have thirty (30) days after receiving from the Franchisor a written notice of default within which to remedy any default described in this Section XIII.B. and provide evidence thereof to the Franchisor.  If any such default is not cured within that time, or such longer period as applicable law may require, this Agreement, at Franchisor's option, shall terminate without further notice to the Franchisee effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require.  The Franchisee shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by updates to the Manuals, or for any failure to carry out the terms of this Agreement in good faith.  Such defaults shall include, without limitation, the occurrence of any of the following terms:

       1.   If the Franchisee fails, refuses or neglects to pay promptly any monies owing to the Franchisor or its subsidiaries or affiliates or suppliers when due, or to submit the financial information or other reports required by the Franchisor under this Agreement;

       2.   If the Franchisee fails to maintain any of the standards or procedures prescribed by the Franchisor in this Agreement, the Manuals, any other franchise agreement between the Franchisor and the Franchisee, or any other written agreements between the parties or otherwise;

       3.   If the Franchisee fails to comply with its duties set forth in Section V of this
Agreement or fails to perform any obligation owing to the Franchisor or to observe any covenant or agreement made by the Franchisee, whether such obligation, covenant or agreement is set forth in this
Agreement or in any other agreement with the Franchisor including any other franchise agreement by and between the Franchisor and the Franchisee or any entity related to the Franchisor;

       4.   If the Franchisee fails to adequately promote the Franchised Business as provided in the Manuals or otherwise in writing;

       5.   If the Franchisee fails to maintain and submit to the Franchisor all reports required pursuant to Section IX hereof, including financial statements, weekly, monthly and other reports of Gross Sales and copies of tax returns;

       6.   If the Franchisee fails to maintain the Franchisor's quality control standards with respect to it use of signage and other uses of the Proprietary Marks;

       7.   If the Franchisee fails to notify the Franchisor, within ninety (90) days of the relocation date, of the Franchisee's intention to relocate the Franchised Business;

       8.   If the Franchisee, its Franchisee/General Manager, and Shift Supervisor fail to attend and successfully complete any mandatory training program unless attendance is excused or waived, in writing, by the Franchisor; or

       9.   If the Franchisee fails to obtain the prior written approval of the Franchisor of any and all advertising, marketing or promotional plans and materials in whatever form used by the
Franchisee in connection with its promotion of the Franchised Business or otherwise fails to comply with
Franchisor's policies and procedures with respect to advertising, marketing or promotion.

  C.   No Right or Remedy.   No right or remedy herein conferred upon or reserved to the
Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.

  D.   Default and Termination.   The events of default and grounds for termination described in this Section XIII shall be in addition to any other grounds for termination contained elsewhere in this
Agreement or otherwise.

  E.   Right to Purchase.   In the event of termination of this Agreement for any reason, including a default under this Section XIII, the Franchisor shall have the right and option to purchase the
Franchisee's interest in the tangible assets of the Franchised Business as set forth in Paragraph XIV.K.
below. In the event that the Franchisor elects to purchase the Franchisee's interest in said assets, the
Franchisee shall also execute an assignment of the lease for the premises of the Franchised Business.

XIV.   OBLIGATIONS UPON TERMINATION

  Upon termination or expiration of this Agreement, all rights granted hereunder to the Franchisee shall forthwith terminate, and Franchisee shall observe and perform the following:

  A.   Cessation of Operation.   The Franchisee shall immediately cease to operate the
Franchised Business and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a franchisee of the Franchisor.

  B.   Cessation of Use of Proprietary Marks.   The Franchisee shall immediately and
permanently cease to use, in any manner whatsoever, any equipment, format, confidential methods, customer data base, programs, literature, procedures and techniques associated with the System, the name
"Zero's Mr. Submarine" and any Proprietary Marks and distinctive trade dress, forms, slogans, uniforms, signs, symbols or devices associated with the System.  In particular, the Franchisee shall cease to use, without limitation, all signs, fixtures, furniture, equipment, advertising materials or promotional displays, uniforms, stationary, forms and any other articles which display the Proprietary Marks associated with the System.

  C.   Cancellation of Name.   The Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the Proprietary Marks or any other trademark, trade name or service mark of the Franchisor, and the Franchisee shall furnish the Franchisor with evidence satisfactory to the Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

  D.   Optional Assignment of Lease (Attachment B).   The Franchisee shall, at the
Franchisor's option pursuant to Section XIII.E., above, assign to the Franchisor any interest which the
Franchisee has in any lease or sublease for the premises of the Franchised Business.  In the event the
Franchisor elects to exercise its option to acquire such lease or sublease, the Franchisor shall pay for any furniture, equipment, supplies and signs acquired by the Franchisor as a result of such assignment, at the
Franchisee's cost or fair market value (whichever is less, less any sums of money owed by the Franchisee to the Franchisor and less any sums of money necessary to upgrade and renovate the premises to meet the
Franchisor's then current standards for its Franchised Business and less any sums necessary to acquire clear title to the lease or sublease interest.  In the event that the Franchisor and the Franchisee are unable to agree on the fair market value of said items, an independent appraiser shall be appointed to determine the fair market value of said items.  The determination of said appraiser shall be final and binding upon the parties.  The costs and expenses associated with the appointment of an independent appraiser shall be paid by both Franchisee and Franchisor.

  In the event that the Franchisor does not elect to exercise its option to acquire such lease or sublease, the Franchisee shall make such modifications or alterations to the premises of the Franchised
Business immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of said premises from that of other Franchised Businesses under the System, and shall make such specific additional changes thereto as the Franchisor may reasonably request for that purpose.  In the event the Franchisee fails or refuses to comply with the requirement of this Section XIV, the Franchisor shall have the right to enter upon the premises of the Franchised Business without being guilty of trespass or any other tort for the purpose of making or causing to be made such changes as may be required, at the expense of the Franchisee, which expense the Franchisee agrees to pay upon demand.

  E.   Franchisor's Right to Continue Operations.   In the event this Agreement is
terminated, the Franchisor may, at its option, immediately enter the premises of the Franchised Business and continue to provide services to customers of the Franchised Business and apply receipts therefrom to debts owed to the Franchisor by the Franchisee.  The Franchisor shall have no other obligations to the
Franchisee in connection with the Franchisor's operation of the Franchised Business following said termination.

  F.   Non-Usage of Marks.   The Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks or trade dress, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute the Franchisor's exclusive rights in and to the Proprietary Marks or trade dress, and agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with the Franchisor so as to constitute unfair competition.

  G.   Prompt Payment Upon Default.   The Franchisee shall promptly pay all sums owing to
the Franchisor and its subsidiaries, affiliates and suppliers.  In the event of termination for any default of the Franchisee, such sums shall include all damages, costs and expenses, including reasonable attorneys'
fees, incurred by the Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of the Franchisor against any and all of the personal property, machinery, fixtures, equipment and inventory owned by the Franchisee and on the premises of the Franchised
Business at the time of default.

  H.   Payment of Costs.   The Franchisee shall pay to the Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by the Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provision of this Section XIV or any other obligation under this Agreement.

  I.   Return of Materials.   The Franchisee shall immediately turn over to the Franchisor all copies of all materials in the Franchisee's possession including the Manuals, all records, files, instructions, correspondence, customer database, brochures, agreements, disclosure statements and any and all other materials relating to the operation of the Franchised Business in the Franchisee's possession, and all copies thereof (all of which are acknowledged to be the Franchisor's property), and shall retain no copy or record of any of the foregoing, excepting only the Franchisee's copy of this
Agreement, any correspondence between the parties and any other documents which the Franchisee reasonably needs for compliance with any provision of law.  In addition to the foregoing, the Franchisee shall deliver to the Franchisor a complete list of all persons employed by the Franchisee during the three
(3) years immediately proceeding termination, together with copies of all employment files of each employee on such list.  All costs of delivering all materials required by this Section XIV.I. shall be borne by the Franchisee.

  J.   Assignment of Telephone Listings.   The Franchisee shall promptly notify the
appropriate telephone company and all telephone directory listing agencies of the termination or expiration of its right to use any telephone number and any regular, classified or other telephone directory listings associated with any Proprietary Marks and authorize the transfer of same to or at the direction of the Franchisor.  In connection therewith, the Franchisee shall execute a Telephone
Assignment Agreement in the form of Attachment C attached hereto.  The Franchisee agrees to execute updated letters of direction to any telephone companies and telephone directory listing agencies directing termination and/or transfer of the Franchisee's right to use any telephone number associated with the
Proprietary Marks, which the Franchisor may hold until termination or expiration hereof.  The Franchisee acknowledges that as between the Franchisor and the Franchisee, the Franchisor has the sole right to and interest in all telephone numbers and directory listings associated with any Proprietary Marks.  The
Franchisee authorizes the Franchisor and hereby appoints the Franchisor and any officer of the
Franchisor as its attorney in fact, to direct the appropriate telephone company and all listing agencies to transfer all such listings to the Franchisor upon termination of this Agreement.

  K.   Option to Purchase.   The Franchisor shall have the right, but not the obligation, to purchase any or all of the tangible assets of the Franchised Business, including the signs, advertising materials, promotional displays, supplies, forms, inventory, software, furniture or other items bearing the
Proprietary marks, at the Franchisee's cost or fair market value, whichever is less.  If the parties cannot agree on fair market value within a reasonable time, an independent appraiser shall be designated by the
Franchisor, and the appraiser's determination shall be final and binding.  The Franchisor's election to purchase provided for herein must be exercised by written notice to the Franchisee within thirty (30) days after termination or expiration of this Agreement.  If the Franchisor elects to exercise any option to purchase provided herein it shall have the right to set off all amounts due from the Franchisee under this
Agreement and the cost of the appraisal, if any, against any payment therefor.

  L.   Covenant of Further Assurances.   The Franchisee shall execute any legal document
that may be necessary to effectuate the termination hereunder and shall furnish to the Franchisor, within thirty (30) days after the effective date of termination, written evidence satisfactory to the Franchisor of the Franchisee's compliance with the foregoing obligations.

  M.   Compliance with Covenants.   The Franchisee shall comply with all applicable
covenants contained in Section XV of this Agreement.

  N.   No Further Interest.   Other than as specifically set forth above, the Franchisee shall have no interest in the Franchised Business upon termination or expiration of this Agreement.

XV.    COVENANTS

  A.   Best Efforts.   The Franchisee covenants that during the term of this Agreement, and subject to the post-termination provisions contained herein, and except as otherwise approved in writing by the Franchisor, the Franchisee devotes his or her full time, energy and best efforts to the efficient and effective management and operation of the Franchised Business.

  B.   Non-Solicitation and Non-Competition.   The Franchisee has heretofore specifically
acknowledged that pursuant to this Agreement, the Franchisee shall receive valuable specialized training and confidential and other information regarding the business, promotional, sales, marketing and operational methods and techniques of the Franchisor and the System.  The Franchisee covenants that during the term of this Agreement and subject to the post-termination provisions contained herein, and except as otherwise approved in writing by the Franchisor, the Franchisee shall not, either directly or indirectly, for itself or through, on behalf of or in conjunction with any person, persons, partners or corporation:

       1.   Divert or attempt to divert any business or customer of the Franchised Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the
System;

       2.   Employ or seek to employ any person who is at that time employed by the
Franchisor or by any other franchisee or multi-unit operator of the Franchisor, or otherwise directly or indirectly induce such person to leave his or her employment;

       3.   Own, maintain, engage in, be employed by, advise, assist, invest in, franchise, make loans to or have any interest in any business which is the same as or substantially similar to the
Franchised Business; or

       4.   Sell goods or services in any venue other than through, and on the premises of, the Franchised Business (with the exception of any catering activities carried out through the Franchised
Business).

  C.   Restrictive Covenants.   The Franchisee covenants that, except as otherwise approved in writing by the Franchisor, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, the Franchisee will not either directly or indirectly, for itself or through, on behalf of or in injunction with any person, persons, partnership or corporation, own, maintain, engage in, be employed by, advise, assist, invest in, franchise, make loans to or have any interest in any business which is the same as or substantially similar to the Franchised Business and which is located within a radius of five
(5) miles of the approved site or the location of any Franchisor-owned or operated or franchisee-operated
Franchised Business which is in existence on the date of expiration or termination of this Agreement.

  If the period of time or the area specified above, should be adjudged unreasonable in any proceeding, then the period of time will be reduced by such number of months or the area will be reduced by the elimination of such portion thereof, or both, so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable.

  D.   No Undue Hardship.   The Franchisee acknowledges and agrees that the covenants not to compete set forth in this Agreement are fair and reasonable and will not impose any undue hardship on the Franchisee, or the Franchisee's shareholders or partners, if the Franchisee is a corporation or partnership, since the Franchisee, its shareholders or partners have other considerable skills, experience and education which afford the Franchisee, its shareholders or partners the opportunity to derive income from other endeavors.

  E.   Inapplicability of Restrictions.   Section XV.B.3. and XV.C. shall not apply to the
ownership by the Franchisee of less than a five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

  F.   Independence of Covenants.   The parties agree that each of the covenants in this
Agreement shall be construed as independent of any other covenant or provision of this Agreement.  If any or all portions of the covenants in this Section XV is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which the Franchisor is a party, the
Franchisee expressly agrees to be bound by any lesser  covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

  G.   Mission.   The Franchisee agrees to support the Franchisor's mission and to conduct the
Franchised Business in accordance with the Franchisor's operating policies and stated principles.

  H.   Modification of Covenants.   The Franchisee understands and acknowledges that the
Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this
Section XV or any portion thereof, without the Franchisee's consent, effective immediately upon receipt by the Franchisee of written notice thereof, and the Franchisee agrees that it shall forthwith comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section
XXIII hereof.

  I.   Enforcement of Covenants.   The Franchisee expressly agrees that the existence of any
claims it may have against the Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by the Franchisor of the covenants in this Agreement.  The
Franchisee agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by the
Franchisor in connection with the enforcement of the covenants set forth in this Agreement if the court awards such reimbursement.

  J.   Written Agreements.   At the Franchisor's request, the Franchisee shall require and obtain execution of covenants similar to those set forth in this Section XV (including covenants applicable upon the termination of a person's relationship with Franchisee) from the Franchisee's officers, directors, and shareholders.  All covenants required by this Section XV.K. shall be in forms satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary of such covenants with the independent right to enforce them.  Failure by Franchisee to obtain execution of a covenant required by this Section XV.K. shall constitute a default under Section
XIII.B. hereof.

XVI.   CHANGES AND MODIFICATIONS

  The Franchisor may modify this Agreement only upon the execution of a written agreement by the Franchisor and the Franchisee.  The Franchisor reserves and shall have the sole right to make changes in the Manuals, the System, the Franchisor Computerized Point-of-Sale and Information System, or an
equivalent subject to Franchisor's prior written approval, and the Proprietary Marks at any time and without prior notice to Franchisee.  Franchisee shall promptly alter any signs, products, business materials or related items, at its sole cost and expense, upon written receipt of written notice of such change or modification in order to conform with the Franchisor's revised specifications.  In the event that any improvement or addition to the Manuals, the System or the Proprietary Marks is developed by the
Franchisee, then the Franchisee agrees to grant to the Franchisor in irrevocable, world-wide, exclusive, royalty-free license, with the right to sublicense such improvement or addition.

  The Franchisee understands and agrees that due to changes in competitive circumstances, presently unforeseen changes in the needs of customers, and/or presently unforeseen technological innovations, the Franchisor's System must not remain static, in order that it best serve the interests of
Franchisor, franchisees and the System.  Accordingly, Franchisee expressly understands and agrees that
Franchisor may from time to time change the components of the System, including altering the programs, services, methods, standards, forms, policies and procedures of that System; adding to, deleting from or modifying those programs, products and services which the Franchised Business is authorized to offer;
and changing, improving or modifying the Proprietary Marks.  Subject to the other provisions of this
Agreement, Franchisee expressly agrees to abide by any such modifications, changes, additions, deletions and alterations.

XVII.  TAXES AND INDEBTEDNESS

  A.   Payment.   The Franchisee shall promptly pay, when due, all taxes levied or assessed by any federal, state or local tax authority and any and all other indebtedness incurred by the Franchisee in the operation of the Franchised Business.

  B.   Dispute.   In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, the Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; provided, however, in no event shall the Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Franchised Business or any improvements thereon.

  C.   Compliance with Federal, State and Local Laws.   The Franchisee shall comply with
all federal, state, and local laws, rules and regulations, and shall timely obtain any and all permits, certificates, licenses and bonds necessary for the full and proper operation and management of the
Franchised Business, including, without limitation, a license to do business and provide services, fictitious name registration and sales tax permits.  Copies of all subsequent inspection reports, warnings, certificates and ratings, issued by any governmental entity during the term of this Agreement in connection with the conduct of the Franchised Business which indicate Franchisee's failure to meet or maintain the highest governmental standards or less than full compliance by Franchisee with any applicable law, rule or regulation, shall be forwarded to Franchisor by Franchisee within three (3) days of
Franchisee's receipt thereof.

  D.   Duty to Notify.   The Franchisee shall notify the Franchisor in writing within three (3)
days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Business.  Additionally, any and all consumer related complaints shall be answered by the Franchisee within fifteen (15) days after receipt thereof or such shorter period of time as may be provided in said complaint.  A copy of said answer shall be forwarded to the Franchisor within three (3) days of the date that said answer is forwarded to the complainant.

XVIII.    INDEPENDENT CONTRACTOR AND INDEMNIFICATION

  A.   Independent Contractor

       1.   It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that the Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

       2.   During the term of this Agreement and any extensions hereof, the Franchisee shall hold itself out to the public as an independent contractor operating the Franchised Business pursuant to a license from the Franchisor and as an authorized user of the System and the Proprietary marks which are owned by the Franchisor.  The Franchisee agrees to take such affirmative action as may be necessary to do so, including, without limitation,  exhibiting to customers the sign provided by
Franchisor in a conspicuous place on the premises of the Franchised Business.

       3.   The Franchisor shall not have the power to hire or fire the Franchisee's employees, and except as herein expressly provided, the Franchisor may not control or have access to the
Franchisee's funds or the expenditures thereof, or in any other way exercise dominion or control over the
Franchised Business.

  B.   No Liability.   It is understood and agreed that nothing in this Agreement authorizes the
Franchisee to make any contract, agreement, warranty or representation on the Franchisor's behalf, or to incur any debt or other obligation in the Franchisor's name, and that the Franchisor shall in no event assume liability for or be deemed liable hereunder as a result of any such action or by reason of any act or omission of the Franchisee in the Franchisee's conduct of the Franchised Business or any claim or judgment arising therefrom against the Franchisor.  The Franchisee agrees at all times to defend at his own cost, and to indemnify and hold harmless to the fullest extent permitted by law, the Franchisor, its corporate parent, the corporate subsidiaries, affiliates, successors, assigns and designees of either entity, and the respective directors, officers, employees, agents, shareholders, designees,  and representatives of each (Franchisor and all other hereinafter referred to collectively as "Indemnities") from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises out of or is based upon any of the following:  (1) the Franchisee's infringement or any other violation or any other alleged violation of any patent, trademark or copyright or other proprietary right owned or controlled by third parties; (2) the Franchisee's violation or breach of any contract, federal, state or local law, regulation, ruling, standard or directive of any industry standard; (3) libel, slander or any other form of defamation by the Franchisee; (4) the Franchisee's violation or breach of any warranty, representation, agreement or obligation in this Agreement; (5) any acts, errors or omissions of the
Franchisee or any of its agents, servants, employees, contractors, partners, proprietors, affiliates, or representatives; (6) latent or other defects in the Franchised Business, whether or not discoverable by the
Franchisor or the Franchisee;  (7) the inaccuracy, lack of authenticity or nondisclosure of any information by any customer of the Franchised Business;  (8) any services or products provided by the Franchisee at, from or related to the operation at the Franchised Business; (9) any services or products provided by any affiliated or nonaffiliated participating entity; (10) any action against the Franchised Business by any customer of the Franchised Business,  unless a court rules that Franchisor is held responsible.

  C.   No False Representations.   Except as otherwise expressly authorized by this
Agreement, neither party hereto will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name of or on behalf of the other party, or represent that the relationship between the Franchisor and the Franchisee is other than that of Franchisor and Franchisee.
The Franchisor does not assume any liability, and will not be deemed liable, for any agreements, representations, or warranties made by the Franchisee which are not expressly authorized under this
Agreement, nor will the Franchisor be obligated for any damages to any person or property which directly or indirectly arise from or relate to the operation of the Franchised Business franchised hereby.

XIX.   APPROVALS AND WAIVERS

  A.   Written Consent.   Whenever this Agreement requires the prior approval or consent of the Franchisor, the Franchisee shall make a timely written request to Franchisor therefor and such approval or consent shall be obtained in writing.

  B.   No Waiver.   No failure of the Franchisor to exercise any power reserved to it by this
Agreement, or to insist upon strict compliance by the Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of the Franchisor's right to demand exact compliance with any of the terms herein.  Waiver by the
Franchisor of any particular default by the Franchisee shall not affect or impair the Franchisor's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of the Franchisor to exercise any power or right arising out of any breach or default by the Franchisee of any of the terms, provisions or covenants hereof affect or impair the
Franchisor's right to exercise the  same, nor shall such constitute a waiver by the Franchisor of any right hereunder or the right to declare any subsequent breach or default and to terminate this Franchise prior to the expiration of its term.  Subsequent acceptance by the Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by the Franchisor of any proceeding breach by the Franchisee of any terms, covenants or conditions of this Agreement.

XX.    NOTICES

  Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, or dispatched by overnight delivery envelope, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

       Notices to Franchisor:        Zero's Mr. Submarine, Inc.
                                     2106 Pacific Avenue
                                     Virginia Beach, VA  23451

       With Copies To:               Vincent R. Olivieri, Attorney at Law
                                     McCardell & Inman, P.L.C.
                                     2840 S. Lynnhaven Road
                                     Virginia Beach, VA  23452

       Notices to Franchisee:        _____________________________________
                                     _____________________________________
                                     _____________________________________
                                     _____________________________________

       With Copies To:               _____________________________________
                                     _____________________________________
                                     _____________________________________
                                     _____________________________________

  Any notice sent by certified mail shall be deemed to have been given at the date and time of mailing.

XXI.   RELEASE OF PRIOR CLAIMS

  By executing this Agreement, the Franchisee, individually and on behalf of the Franchisee's heirs, legal representatives, successors and assigns, and each assignee of this Agreement by accepting assignment of the same, hereby forever releases and discharges the Franchisor and its officers, directors, employees, agents and servants, including the Franchisor's subsidiary and affiliated corporations, their respective officers, directors, employees, agents and servants, from any and all claims relating to or arising under any franchise agreement or any other agreement between the parties executed prior to the date of this Agreement including any and all claims, whether presently known or unknown, suspected or unsuspected, arising under the franchise, securities or antitrust laws of the United States or of any state or territory thereof.

XXII.  DISCLOSURE STATEMENT AND DISCLAIMER

  A.   Compliance with Applicable Law.   The Franchisee acknowledges, by its signature
hereto, that it received from the Franchisor a Federal Trade Commission or Uniform Franchise Offering
Circular for the State in which the Franchised Business will be located, or the Franchisee's place of residence, as appropriate, at least ten (10) business days prior to the execution of this Agreement.

  _______   [ Please initial to acknowledge that Franchisee have read and understand this
            Paragraph  XXII.A.]

  B.   Receipt of Agreement.   The Franchisee acknowledges that it received from the
Franchisor this Agreement with all blanks filled in at least five (5) days prior to the execution of this
Agreement.  The Franchisee represents that it has read this Agreement in its entirety and that it has been given the opportunity to clarify any provisions that it did not understand and to consult with an attorney or other professional advisor.  The Franchisee further represents that it understands the terms, conditions and obligations of this Agreement and agrees to be bound thereby.

  _______   [ Please initial to acknowledge that Franchisee have read and understand this
            Paragraph  XXII.B.]

  C.   Acknowledgment.   The Franchisee acknowledges and accepts the following:

        THE SUCCESS OF THE FRANCHISEE IN OPERATING A
        FRANCHISE IS SPECULATIVE AND WILL DEPEND ON MANY FACTORS INCLUDING, TO A LARGE EXTENT, THE FRANCHISEE'S INDEPENDENT BUSINESS ABILITY. THIS OFFERING IS NOT A SECURITY AS THAT TERM IS DEFINED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE OBLIGATION TO TRAIN, MANAGE, PAY, RECRUIT AND SUPERVISE EMPLOYEES OF THE FRANCHISED BUSINESS RESTS SOLELY WITH THE FRANCHISEE. THE FRANCHISEE HAS NOT RELIED ON ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, AS TO THE POTENTIAL SUCCESS OR PROJECTED INCOME OF THE BUSINESS VENTURE CONTEMPLATED HEREBY. NO REPRESENTATIONS OR PROMISES HAVE BEEN MADE BY
        THE FRANCHISOR TO INDUCE THE FRANCHISEE TO ENTER INTO THIS AGREEMENT EXCEPT AS SPECIFICALLY INCLUDED HEREIN. THE FRANCHISOR HAS NOT MADE ANY REPRESENTATION, WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL REVENUES, PROFITS OR SERVICES OF THE BUSINESS VENTURE TO THE FRANCHISEE AND CANNOT, EXCEPT UNDER THE TERMS OF THIS AGREEMENT, EXERCISE CONTROL OVER THE FRANCHISEE'S BUSINESS. THE FRANCHISEE ACKNOWLEDGES AND AGREES THAT IT HAS NO KNOWLEDGE OF ANY REPRESENTATION
        MADE BY THE FRANCHISOR OR ITS REPRESENTATIVES OF ANY INFORMATION THAT IS CONTRARY TO THE TERMS CONTAINED HEREIN.

XXIII.     ENTIRE AGREEMENT

  This Agreement, the documents referred to herein and the Attachments hereto, if any, constitute the entire, full and complete Agreement between the parties hereto concerning the subject matter hereof, and supersede all prior agreements with no other representations having induced Franchisee to execute this Agreement.  No amendment, change or variance from this Agreement shall be binding on the parties hereto unless mutually agreed to by the parties and executed by themselves or their authorized officers or agents in writing.

XXIV.    SEVERABILITY AND CONSTRUCTION

  A.   Severability.  Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement; provided, however, that if the Franchisor determines that such finding of invalidity or illegality adversely affects the basic consideration of this
Agreement, the Franchisor, at its option, may terminate this Agreement.

  B.   Covenants.   The Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which the Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

  C.   Captions.   All captions in this Agreement are intended solely for the convenience of the parties, and none of the captions shall be deemed to affect the meaning or construction of any provision hereof.

  D.   References.   All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by the
Franchisee shall be deemed jointly and severally undertaken by all of the parties executing this
Agreement in his individual capacity on behalf of the Franchisee.  This Agreement may be executed in one or more originals, each of which shall be deemed an original.

  E.   Definition of Franchisee.   As used in this Agreement, the term "Franchisee" shall
include all persons who succeed to the interest of the original Franchisee by transfer or operation of law and shall be deemed to include not only the individual or entity defined as the "Franchisee" in the introductory paragraph of this Agreement, but shall also include all partners of the entity that executes this Agreement, in the event said entity is a partnership; all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation; and all members of the entity that executes this Agreement, in the event said entity is a limited liability company.  By their signature hereto, all partners, shareholders, officers and directors of the entity that signs this Agreement as Franchisee acknowledge and accept the duties and obligations imposed upon each of them, individually, by the terms of this Agreement.

  F.   Force Majeure.   If, as a result of hurricane, tornado, typhoon, flooding, lightning, blizzard and other unusually severe weather, earthquake, avalanche, volcanic eruption, fire, riot, insurrection, war, explosion, unavoidable calamity or other act of God (a "Force Majeure"), compliance by any party with the terms of this Agreement is rendered impossible or would otherwise create an undue hardship upon any party, all parties shall be excused from their respective obligations hereunder for the duration of the Force Majeure and for a reasonable recovery period thereafter, but otherwise this
Agreement shall continue in full force and effect.

XXV.   APPLICABLE LAW

  A.   Governing Law.   This Agreement takes effect upon its acceptance and execution by the
Franchisor.  This Agreement shall be interpreted and construed under the laws of the Commonwealth of
Virginia except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15
U.S.C. Section 1051 et seq.). (Illinois Franchisees, see Addendum to Franchise Agreement).

  B.   Jurisdiction and Venue.   Except as otherwise expressly provided by applicable state law or regulation, the parties agree that any action brought by either party against the other shall be brought in the Commonwealth of Virginia and the parties do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

  C.   Remedy.   No right or remedy conferred upon or reserved by the Franchisor or the
Franchisee by this Agreement is intended and it shall not be deemed to be exclusive of any other right or remedy provided or permitted herein, by law or at equity, but each right or remedy shall be cumulative of every other right or remedy.

  D.   Injunctive Relief.   Nothing herein contained shall bar the Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damage under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XXVI.     ARBITRATION

               Except as specifically otherwise provided in this Agreement, the parties agree that any and all disputes between them and any claim by either party that cannot be amicably settled shall be determined solely and exclusively by arbitration under the rules of the American Arbitration Association.  Said rules are hereby modified to provide that each party shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure.  Upon the demand of either party to any dispute for arbitration, each shall select a representative to act in its behalf.  The two (2) elected representatives shall meet within two weeks of the time demand is made, unless the parties otherwise agree in writing.  The two (2)
representatives shall agree upon a single arbitrator (the "Arbitrator"), who shall be a member of the
Commonwealth of Virginia Bar Association and the American Bar Association and have been in "good standing" for at least fifteen (15) years.  The Arbitrator shall hear the dispute within two (2) weeks of the date of the meeting of the representatives.  Except as otherwise expressly provided by applicable state law or regulation, the Arbitrator shall hear the dispute in the Commonwealth of Virginia or at such other location as may be designated by the Franchisor, and may properly consider any and all matters related thereto that would be admissible in a non-jury trial under applicable Federal Rules of Civil Procedure or
Evidence.  The Arbitrator's award shall be announced within seven (7) days of the hearing of the dispute and shall include all fees, costs and attorneys' fees to the prevailing party.  Judgment upon the award of the Arbitrator shall be binding and shall be entered in a court of competent jurisdiction.  The Franchisee knows, understands and agrees that it is the intent of the parties that any arbitration between the
Franchisor and the Franchisee shall be of the Franchisee's individual claims and that the claims subject to arbitration shall not be arbitrated on a classwide basis.  In many instances, arbitration may be the sole proceeding available to the parties, who may also be required by the Arbitrator to pay a filing fee.

  Notwithstanding any provision contained in this Section XXVI, the Franchisor may, at its sole option, institute an action or actions for temporary, preliminary, or permanent injunctive relief or seeking any other equitable relief against the Franchisee in addition to any other rights and remedies provided herein.  In no event shall the Franchisee be entitled to make, the Franchisee shall not make, and the
Franchisee hereby waives, any claim for money damages by way of set-off, counterclaim, defense or otherwise based upon any claim or assertion by the Franchisee that the Franchisor has unreasonably withheld or unreasonably delayed any consent or approval to a proposed act by the Franchisee under any of the terms of this Franchise Agreement.  The Franchisee's sole remedy for any such claim shall be an action or proceeding to enforce any such provisions, for specific performance or declaratory judgment.

XXVII.     SURVIVAL

  The Franchisee acknowledges that it has conducted an independent investigation of all aspects relating to the Franchised Business and recognizes that the business venture contemplated by this
Agreement involves business risks and that its success will be largely dependent upon the skills and ability of the Franchisee as an independent business person or organization.  The Franchisee acknowledges that it has received, read and understands this Agreement, the Attachments hereto and agreements relating thereto, and that the Franchisor has accorded the Franchisee ample time and opportunity to consult with advisors of the Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

       _______   (Please initial to acknowledge that you have read and understand this
                 Paragraph XXVII)
  IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this
Agreement in triplicate on the day and year first above written.


ATTEST:                         FRANCHISOR:

                                ZERO'S MR. SUBMARINE, INC.

___________________             By:  ________________________________      _______
WITNESS:
                                     Charles J. McCotter, EVP Development
(Date)


___________________             By:  ________________________________      _______
WITNESS:
                                     Martin A. Palacios, President & CEO           (Date)


                                FRANCHISEE:

___________________             By:  ________________________________     _______
WITNESS:
                           ____________________,____________      (Date)
                           (Name)                   (Title)




                          ATTACHMENT A


                    SITE SELECTION ADDENDUM


  THIS ADDENDUM is made this _____ day of ______________, 19 _____, by and between
Zero's Mr. Submarine, Inc. (the "Franchisor") and ___________________________________ (the
"Franchisee").

                          WITNESSETH:

  WHEREAS, the Franchisor and the Franchisee are parties to a Franchise Agreement dated the
_______ day of ____________, 19 ____ by the terms of which the Franchisor has granted to the
Franchisee the right and license to operate a Zero's Mr. Submarine franchise pursuant to the
Franchisor's System and Proprietary Marks; and

  WHEREAS, the Franchisee has selected and presented a site to the Franchisor which has been approved by the Franchisor;

  NOW, THEREFORE, the parties hereto, intending to be bound, agree as follows:

  1.   Approved Location.   The Approved Location within the Exclusive Territory shall be located as follows:

       _____________________________________________________________________
       _____________________________________________________________________
       _____________________________________________________________________
       _____________________________________________________________________
       _____________________________________________________________________

  2.   Franchisee's Representations and Warranties.   The Franchisee represents and warrants
that it has negotiated, but not yet executed, a lease for the premises for the Franchised Business, a copy of which has been provided to the Franchisor, and the Franchisee warrants and represents as follows:

       a.   That the initial term of the lease, or the initial term together with any renewal terms (for which rent shall be set forth in the lease), shall be for not less than ______ years; and

       b.   That the lessor has consented to the Franchisee's use of the Proprietary Marks and initial signage as the Franchisor may prescribe for the Franchised Business.

  3.   Approved Location.   The Approved Location described in Paragraph 1 hereof shall constitute the site referred to in Paragraph I.A. of the Franchise Agreement.

  4.   Miscellaneous.

       a.   All capitalized terms not defined herein shall have the meaning given to them in the Franchise Agreement.


       b.   This Site Selection Addendum constitutes an integral part of the Franchise
Agreement, and the terms of this Site Selection Addendum shall be controlling with respect to the subject matter hereof.  Except as modified or supplemented by this Site Selection Addendum, the terms of the
Franchise Agreement are hereby ratified and confirmed.

  IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this
Addendum on the day and year first above written.

                                    FRANCHISOR:

                                    ZERO'S MR. SUBMARINE, INC.

WITNESS:

______________________________      By:   _______________________________________

                                        _________________________, _____________


                                    FRANCHISEE:

WITNESS:                             ________________________________ (Name)

_______________________________      _____________________________________



  Each of the undersigned owns a twenty percent (20%) or greater beneficial interest in the
Franchisee; each has read this Site Selection Addendum and each agrees to be individually bound by its terms.

WITNESS



________________________________               _____________________________________

________________________________               _____________________________________

________________________________               _____________________________________





                          ATTACHMENT B


             MANDATORY ADDENDUM TO LEASE AGREEMENT


  THIS AGREEMENT is made and entered into this _______ day of ____________, 19 ____, by and among ZERO'S MR. SUBMARINE, INC., (hereinafter referred to as "Franchisor"), a Virginia
Corporation formed under the laws of the Commonwealth of Virginia;
__________________________(hereinafter referred to as the "Landlord"), with its principal offices at
__________________________________________________________________________________;
and _____________(hereinafter referred to as the "Tenant"), with its principal offices at
__________________________________________________________________________________.



                          WITNESSETH:

  WHEREAS, the Landlord and the Tenant have executed a lease agreement dated ___________,
(the "Lease") for the premises located at __________________________________________________
__________________________________________________
__________________________________(the "Leased Premises") for use by the Tenant as a business to be operated pursuant to Franchisor's proprietary marks and system in connection with a written
Franchise Agreement dated __________________, by and between Franchisor and the Tenant (the
"Franchise Agreement");

  WHEREAS, a condition to the approval of the Tenant's specific location by the Franchisor is that the Lease for the Leased Premises designated for the operation of a Zero's Mr. Submarine restaurant (hereinafter the "Franchised Business") contain the agreements set forth herein;

  WHEREAS, the Landlord acknowledges that the Franchisor requires the modifications to the
Lease set forth herein as a condition to its approving the Leased Premises as a site for the Franchised
Business, and that the Landlord agrees to modify and amend the Lease in accordance with the terms and conditions contained herein;

  WHEREAS, according to Section XIV.D. of the Franchise Agreement, all rights, title and interest in and to the Lease may be assigned to Franchisor upon the termination of the Franchise
Agreement; and

  WHEREAS, it is the intent of the parties hereto to provide Franchisor with the opportunity to preserve the leased premises as a Franchised Business in the event of any default or termination of said lease or Franchise Agreement and to assure the Landlord that in the event Franchisor exercises its rights herein contained, any defaults of the Tenant under the Lease will be cured by Franchisor before it takes possession of the Leased Premises.

       1.   Use Clause.   The Leased Premises shall be used for the operation of a family oriented fast food restaurant specializing in a wide variety of submarine sandwiches, pizza, salads and other food and beverage products identified by the mark Zero's Mr. Submarine.  The Leased Premises must be able to accommodate:


  __________________________________________________________________________
  __________________________________________________________________________
  _________________________________________________________.

  The Landlord acknowledges that such use shall not violate any then existing exclusives granted to any existing tenant of the Landlord.  The Landlord further acknowledges that during the term of this
Lease or any extension thereof, the Landlord will not lease space within the location of the Franchised
Business to a business similar to the Tenant's.

  Landlord represents and warrants that the Leased Premises has no existing building code violations and is properly zones for its intended use.

       2.   Default of Lessee under Lease.   The Landlord shall mail to Franchisor copies of
any notice of default or termination it gives to the Tenant concurrently with giving such notices to the
Tenant.  If the Tenant fails to cure any default within the period provided in the Lease, if any, the
Landlord shall give Franchisor immediate written notice of such failure to cure.  The Landlord shall thereupon offer to Franchisor and Franchisor shall have the right to accept an assignment of the Lease or a new lease containing the same terms and conditions of the Lease, whichever Franchisor elects.  If
Franchisor elects to continue the use of the Leased Premises under an assignment of the Lease or a new lease, it shall notify the Landlord in writing within thirty (30) days after it has received written notice from the Landlord specifying the defaults the Tenant has failed to cure within the grace period specified in the Lease.  Upon receipt of such notice from Franchisor, the Landlord shall promptly execute and deliver to Franchisor an assignment of the Lease or a new lease, whichever Franchisor requests, and shall deliver to Franchisor possession of the Leased Premises, free and clear of any rights of the Tenant or any third party.  Franchisor, before taking possession of the Leased Premises, shall promptly cure the defaults specified by the Landlord in its notice to Franchisor and shall execute and deliver to the Landlord its acceptance of the assignment of the Lease or of the new lease, as the case may be.

  In the event that the Franchisor elects to enter into a new lease with the Landlord, Landlord shall do so upon terms and conditions no less favorable than those contained in the Lease.

       3.   Termination of the Franchise Agreement.   If the Franchise Agreement between
Franchisor and the Tenant is terminated for any reason during the term of the Lease or any extension thereof, the Tenant, upon the written request of Franchisor, shall assign to Franchisor all of its rights, title and interest in and to the Lease.  If Franchisor elects to accept the assignment of the Lease from the
Tenant, it shall give the Tenant and the Landlord written notice of its election to acquire the leasehold interest.  The Landlord hereby consents to the assignment of the Lease from the Tenant to Franchisor, subject to the Tenant's and/or Franchisor's curing any defaults of the Tenant under the Lease before
Franchisor takes possession of the Leased Premises.  Alternatively, in the event of a termination of the
Franchise Agreement, Franchisor may elect to enter into a new lease with the Landlord containing terms and conditions no less favorable than the Lease.  Upon the Landlord's receipt of written notice from
Franchisor advising the landlord that Franchisor elects to enter into a new lease, the Landlord shall execute and deliver such new lease to Franchisor for its acceptance.  The Landlord and the Tenant shall deliver possession of the Leased Premises to Franchisor, free and clear of all rights of the Tenant or third parties, subject to Franchisor's curing any defaults of the Tenant, under the Lease, and executing an acceptance of the assignment of Lease or the new lease, as the case may be.

  The Franchisor shall indemnify, defend and hold the Landlord harmless from any attempt to terminate the Lease or dispossess the Tenant from the Leased Premises based upon a termination of the
Franchise Agreement.

       4.   Tenant's Agreement to Vacate Leased Premises.   The Tenant agrees to
peaceably and promptly vacate the Leased Premises and (subject to Franchisor's right to acquire any such property pursuant to its Franchise Agreement with the Tenant) to remove its personal property therefrom upon the termination of the Franchise Agreement or upon the Tenant's failure to timely cure all of its defaults under the Lease.  Any property not removed or otherwise disposed of by the Tenant shall be deemed abandoned.

       5.   Delivery of Possession.   If it becomes necessary for the Landlord to pursue legal
action to evict the Tenant in order to deliver possession of the Leased Premises to the Franchisor, the
Franchisor shall, at the written request of the Landlord, pay into an interest-bearing escrow account all amounts necessary to cure any default of the Tenant, pending delivery of the Leased Premises to the
Franchisor.  If the Landlord may not legally obtain possession of the Leased Premises or if the Landlord is unable to deliver the Leased Premises to the Franchisor within six (6) months from the date the
Franchisor notifies the Landlord of its election to continue the use of the Leased Premises, then the
Franchisor shall have the right at any time thereafter to rescind its election to acquire a leasehold interest in the Leased Premises and to terminate the Lease or any new lease between it and the Landlord for the
Leased Premises, whereupon all amounts deposited by the Franchisor in escrow, together with interest earned thereon, shall be returned forthwith to the Franchisor, and the Landlord shall release the
Franchisor from all of its obligations under the Lease or under any new lease.

       6.   Amendment of Lease.   The Landlord and the Tenant agree not to amend the
Lease in any respect, except with the prior written consent of the Franchisor.

       7.   Franchisor Not a Guarantor.  The Landlord acknowledges and agrees that notwithstanding any terms or conditions contained in this Addendum or any other agreement, the
Franchisor shall in no way be construed as a guarantor or surety of the Tenant's obligations under the
Lease.  Notwithstanding the foregoing, in the event the Franchisor becomes the Tenant by assignment of the Lease in accordance with the terms hereof or enters into a new lease with Landlord, then the
Franchisor shall be liable for all of the obligations of the Tenant on its part to be performed or observed under the Lease or a new lease.

       8.   Document to Govern.   The terms and conditions contained herein modify and
supplement the Lease.  Whenever any inconsistency or conflict exists between this Addendum and the
Lease, the terms of this Addendum shall prevail.

       9.   No Hazardous Materials.   The Landlord warrants and represents that no part of
the Franchised Business location, including the walls, ceilings, structural steel, flooring, pipes or boilers is wrapped, insulated, fire-proofed or surfaced with any asbestos-containing materials (hereinafter
"ACM") or other hazardous materials as the same may be identified from time to time by applicable federal, state or local laws or regulations ("Hazardous Materials"), and that no ACM materials or
Hazardous Materials will be present in the Leased Premises as of the date Tenant takes possession thereof.

       10.  Assignment and Subletting.   Notwithstanding anything set forth in the Lease to
the contrary, the Tenant shall have the right to assign this Lease or any interest therein, or sublet the
Leased Premises or any portion thereof without the consent of Landlord:
            (a)  to any bona fide franchisee of the Franchisor; or

            (b)  to the Franchisor or any successor or affiliate thereof.

       11.  Subordination.   The Landlord will subordinate its interest in the Tenant's equipment to any lender financing the same, and the Landlord will further cooperate in executing all required documents to recognize such subordination.

       12.  Waiver.   Failure of Franchisor to enforce or exercise any of its rights hereunder shall not constitute a waiver of the rights hereunder or a waiver of any subsequent enforcement or exercise of its rights hereunder.

       13.  Amendment of Agreement.   This Agreement may be amended only in writing
signed by all parties hereto.

       14.  Notices.   All notices hereunder shall be by certified mail to the addresses set forth above or to such other addresses as the parties hereto may, by written notice, designate.

       15.  Binding Effect.  This Agreement shall be binding upon the parties hereto, their heirs, executors, successors, assigns and legal representatives.

       16.  Severability.  If any provision of this Agreement or any part thereof is declared invalid by any court of competent jurisdiction, such act shall not affect the validity of this Agreement and the remainder of this Agreement shall remain in full force and effect according to the terms of the remaining provisions or part of provisions hereof.

               17.    Remedies.   The rights and remedies created herein shall
               be deemed cumulative and no one of such rights or remedies shall be exclusive at law or in equity of the rights and remedies which Franchisor may have under this or any other agreement to which Franchisor and the Tenant are parties.

       18.  Attorneys' Fees.  If any action is instituted by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all attorney's fees and costs incurred in connection therewith.

       19.  Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State in which the Leased Premises are located.

       20.  Certain Acknowledgments.   The Landlord and the Tenant acknowledge and
agree that all interior and exterior signage and related items (collectively the "Leased/Licensed Assets")
are the sole property of the Franchisor.  The Tenant shall have no right to pledge in any manner the leased/Licensed Assets and the Landlord shall have no rights to place any liens on or make any other claims to the Leased/Licensed Assets.

  IN WITNESS WHEREOF, the parties hereto have caused this Option for Assignment of Lease to be executed the day and year first above written.

WITNESS:

______________________________       ___________________________________
                                     Landlord


_______________________________      ___________________________________
                                     Tenant


ATTEST:                              ZERO'S MR. SUBMARINE, INC.



________________________________     By:     ____________________________________
Secretary                       ______________________________





                          ATTACHMENT C

                 TELEPHONE ASSIGNMENT AGREEMENT


  THIS TELEPHONE ASSIGNMENT AGREEMENT is made as of this ____ day of
________, 19 ____ by and between _____________________________________ (hereinafter the
"Assignor") and Zero's Mr. Submarine, Inc.,  a Virginia Corporation formed under the laws of the
Commonwealth of Virginia (hereinafter the "Assignee").


                          WITNESSETH:

  WHEREAS, the Assignee has developed and owns the proprietary system ("System") for the operation of a restaurant under the trademark and logo Zero's Mr. Submarine (the "Franchised
Business");

  WHEREAS, the Assignor has been granted a license to operate a Franchised Business pursuant to a Franchise Agreement dated ____________________, in accordance with the System;

  WHEREAS, in order to operate its Franchised Business, the Assignor shall be acquiring one or more telephone numbers, telephone listings and telephone directory advertisements; and

  WHEREAS, as a condition to the execution of the Franchise Agreement, the Assignee has required that the Assignor assign all of its rights title and interest in its telephone numbers, telephone listings, and telephone directory advertisements to the Assignee in the event of a termination of the
Franchise Agreement;

  NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

       1.   Assignment.  In the event of termination of the Franchise Agreement, and in order to secure continuity and stability of the operation of the System, the Assignor hereby sells, assigns, transfers and conveys to the Assignee all of its rights, title and interest in and to certain telephone numbers, telephone listings and telephone directory advertisements pursuant to which Assignor shall operate its Franchised Business in accordance with the terms of the Franchise Agreement; provided, however, such Assignment shall not be effective unless and until the Franchise Agreement is terminated in accordance with the provisions thereof.

       2.   Representation and Warranties of the Assignor.   The Assignor hereby
represents, warrants and covenants to the Assignee that:

            (a)   As of the effective date of the Assignment, all of the Assignor's obligations and indebtedness for telephone, telephone listing services and telephone director advertisement services shall be paid and current;

            (b)   As of the date hereof, the Assignor has full power and legal right to enter into, execute, deliver and perform this Agreement;

            (c) This Agreement is a legal and binding obligation of the Assignor, enforceable in accordance with the terms hereof;

            (d)  The execution, delivery and performance of this Assignment does not conflict with, violate, breach or constitute a default under any contract, agreement or instrument to which the Assignor is a party or by which the Assignor is bound, and no consent of nor approval by any third party is required in connection herewith; and

            (e)    The Assignor has the specific power to assign and transfer its rights, title and interest in its telephone numbers, telephone listings and telephone directory advertisements, and the
Assignor has obtained all necessary consents to this Assignment.

       3.   Miscellaneous.      The validity, construction and performance of this
Assignment shall be governed by the laws of the Commonwealth of Virginia.  All agreements, covenants, representations and warranties made herein shall survive the execution hereof.  All rights of the Assignee shall inure to its benefit and to the benefit of its successors and assigns.

  IN WITNESS WHEREOF, each of the parties have executed this Assignment as of the day and year first written above.

                      ASSIGNEE:

                      ZERO'S MR. SUBMARINE, INC.


                      By:______________________________________

                      ____________________, ________________

                      ASSIGNOR:



                       By: _______________________________________

                      _____________________, _________________





                          ATTACHMENT D


                            GUARANTY


  In consideration of, and as an inducement to, the execution of that certain Franchise Agreement, and any revisions, modifications and amendments thereto, (hereinafter collectively the "Agreement")
dated _____________, 19 _____, by and between Zero's Mr. Submarine, Inc., a Virginia Corporation formed under the laws of the Commonwealth of Virginia, (hereinafter the "Franchisor") and
________________________________ (hereinafter the "Franchisee"), each of the undersigned
Guarantors agrees as follows:

  1.   The Guarantors do hereby jointly and severally unconditionally guaranty the full, prompt and complete performance of the Franchisee under the terms, covenants and conditions of the
Agreement, including without limitation the complete and prompt payment of all indebtedness to the
Franchisor under the Agreement.  The word "indebtedness" is used herein in its most comprehensive sense and includes without limitation any and all advances, debts, obligations and liabilities of the
Franchisee, now or hereafter incurred, either voluntarily or involuntarily, and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, or whether recovery thereof may be now or hereafter barred by any statute of limitation or is otherwise unenforceable.

  2.   The obligations of the Guarantors are independent of the obligations of the Franchisee and a separate action or actions may be brought and prosecuted against any or all of the Guarantors, whether or not actions are brought against the Franchisee or whether the Franchisee is joined in any such action.

  3.   If the Franchisee is a corporation, partnership or limited liability company, the
Franchisor shall not be obligated to inquire into the power or authority of the Franchisee or its partners or the officers, directors, agents, members or managers acting or purporting to act on the Franchisee's behalf and any obligation or indebtedness made or created in reliance upon the exercise of such power and authority shall be guaranteed hereunder.  Where the Guarantors are corporations or partnerships it shall be conclusively presumed that the Guarantors and the partners, agents, officers and directors acting on their behalf have the express authority to bind such corporations or partnerships and that such corporations or partnerships have the express power to act as the Guarantors pursuant to this Guaranty and that such action directly promotes the business and is in the interest of such corporations or partnerships.

  4.   The Franchisor, its successors and assigns, may from time to time, without notice to the undersigned: (a) resort to the undersigned for payment of any of the indebtedness, whether or not it or its successors have resorted to any property securing any of the indebtedness or proceeded against any other of the undersigned or any party primarily or secondarily liable on any of the indebtedness; (b) release or compromise any indebtedness of any of the undersigned hereunder or any indebtedness of any party or parties primarily or secondarily liable on any of the indebtedness; (c) extend, renew or credit any of the indebtedness for any period (whether or not to longer than the original period); (d) alter, amend or exchange any of the indebtedness; or (e) give any other form of indulgence, whether under the
Agreement or otherwise.

  5.   The undersigned further waive presentment, demand, notice of dishonor, protest, nonpayment and all other notices whatsoever, including without limitation:  notice of acceptance hereof;
notice of all contracts and commitments; notice of the existence or creation of any liabilities under the
Agreement and of the amount and terms thereof; and notice of all defaults, disputes or controversies between the Franchisee and the Franchisor resulting from the Agreement or otherwise, and the settlement, compromise or adjustment thereof.

  6.   This Guaranty shall be enforceable by and against the respective administrators, executors, successors and assigns of the Guarantors and the death of any Guarantor shall not terminate the liability of such Guarantor or limit the liability of the other Guarantors hereunder.

  7.   If more than one person has executed this Guaranty, the term "the undersigned," as used herein shall refer to each such person, and the liability of each of the undersigned hereunder shall be joint and several and primary as sureties.

  8.   In each case where the spouse of a Franchisee has executed any documents in connection with the granting of the Agreement, and the Franchisee subsequently divorces from such spouse then, in the event that the Franchisee subsequently remarries, the new spouse of such Franchisee must execute, and agree to be bound by the provisions of, each of the documents previously executed by the
Franchisee's original spouse.

  IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty under seal effective as of the ______ day of _______________, 19 ____.


________________________________          ___________________________________
Signature                                 Signature of Spouse (if married)

________________________________          ___________________________________
Printed Name                              Printed Name

________________________________          ___________________________________
________________________________          ___________________________________
________________________________          ___________________________________
Home Address                              Home Address

________________________________          ___________________________________
Home Telephone                            Home Telephone

________________________________          ___________________________________
Business Telephone                        Business Telephone

________________________________          ___________________________________
Date                                      Date

                          ATTACHMENT E


               ADDENDUM TO FRANCHISE AGREEMENT
              FINANCIAL STATEMENTS, SCHEDULE FOR
          PAYMENT OF ROYALTIES AND ADVERTISING FEES,
                AND DIRECT DEPOSIT AUTHORIZATION

  THIS ADDENDUM to the Franchise Agreement ("Agreement") dated _____________________
herewith by and between Zero's Mr. Submarine, Inc. ("Franchisor") and
_________________________________ ("Franchisee") is made as of the same date to supplement certain terms and conditions of the Agreement. In the event of any conflict between the terms of the
Agreement and the terms of this Addendum, the terms of this Addendum shall control.  All capitalized terms not otherwise defined in this Addendum shall have their respective meanings set forth in the
Agreement.  Franchisor and Franchisee agree as follows:

          1.     Franchisee Reports

               (a)    Weekly summary reports will be submitted by no later than 5:00 p.m. on
               Monday of each week, in a form specified by the Franchisor, containing sales and other information relative to the previous weekly reporting period (Sunday to Saturday).

               (b)    Within 15 business days after the end of each month, an income statement of
               Franchisee's Restaurant for such month and for the fiscal year to date, prepared in accordance with generally accepted accounting principles ("GAAP")
               consistently applied, in Franchisor's recommended format if such statements are available; and

               (c)    Within 90 days after the end of Franchisee's fiscal year, which shall be the calendar year, an income statement and balance sheet of Franchisee's Restaurant for such fiscal year (reflecting all year-end adjustments), and a statement of changes in cash flow of the Restaurant, prepared in accordance with GAAP, consistently applied, and in Franchisor's recommended format.  Franchisor reserves the right to require that Franchisee have reviewed financial statements prepared on an annual basis.

     2.     Schedule For Payment Of  Royalties And Advertising Fees

       Royalty Fees.  Franchisee shall pay to Franchisor a continuing non-refundable weekly royalty fee as described in Section III.B. hereof, of six percent (6%) of Gross Sales as that term is defined herein.  The royalty fee is non-refundable and shall be paid weekly and sent to the Franchisor by electronic funds transfer due on Tuesday (for the preceding Sunday through Saturday period) or such other specific day of the week which Franchisor will designate from time to time ("Due Date").  Prior to the opening of a Franchise, Franchisee shall execute an Authorization Agreement for pre-authorized payment of Royalty payments by electronic transfer of funds from Franchisee's bank account to
Franchisor's bank account, in the form attached to this Agreement as Attachment E.  Franchisee shall report to Franchisor by telephone, facsimile or e-mail as may be reasonably directed by Franchisor, no later than 5:00 p.m. Monday (hereinafter referred to as "Reporting Date"), with such information and pursuant to such standard transmittal procedures regarding Franchisee's Gross Sales and such additional information as may be requested by Franchisor.  Franchisor shall have the right to verify such Royalty payments from time to time as it deems necessary, in any reasonable manner.  In the event Franchisee fails to have sufficient funds in its account or otherwise fails to pay any Royalties due as of the Due Date,
Franchisee shall owe a $50 penalty, and a late charge equivalent to 2% per month; however, in no event shall Franchisee be required to pay a late payment at a rate greater than the maximum interest rate permitted by applicable law.

       Regional Advertising Fund Contribution.  Pursuant to Section X.B. hereof, the
Franchisor reserves the right to establish a Regional Advertising Fund pursuant to which the Franchisee shall be required to pay to the Franchisor a continuing non-refundable weekly advertising contribution of up to two percent (2%) of the Franchisee's Gross Sales. The advertising fee is non-refundable and shall be paid weekly and sent to the Franchisor by electronic funds transfer due on Tuesday (for the preceding
Sunday through Saturday period) or such other specific day of the week which Franchisor will designate from time to time ("Due Date").  Prior to the opening of a Franchise, Franchisee shall execute an
Authorization Agreement for pre-authorized payment of Advertising  payments by electronic transfer of funds from Franchisee's bank account to Franchisor's bank account, in the form attached to this
Agreement as Attachment E.  Franchisee shall report to Franchisor by telephone, facsimile or e-mail, or as may be reasonably directed by Franchisor no later than 5:00 p.m. on Monday (hereinafter referred to as "Reporting Date"), with such information and pursuant to such standard transmittal procedures regarding Franchisee's Gross Sales and such additional information as may be requested by Franchisor.
Franchisor shall have the right to verify such Advertising payments from time to time as it deems necessary, in any reasonable manner.  In the event Franchisee fails to have sufficient funds in its account or otherwise fails to pay any Advertising Fee due as of the Due Date, Franchisee shall owe,  a $50 penalty, and a late charge equivalent to 2% per month; however, in no event shall Franchisee be required to pay a late payment at a rate greater than the maximum interest rate permitted by applicable law.

If a Regional Advertising Fund is established, the Franchisor shall deposit and disburse the amounts contributed in accordance with the provisions of Section X hereof and any other guidelines or standards which the Franchisor may adopt.

At such time when the Regional Advertising Fund may be established, and in the sole discretion of
Franchisor, an advertising council composed of franchisees shall be formed to advise Franchisor of advertising policies.  After the first full year of operation of the Franchised Business, Franchisee's contributions will be pre-calculated on the basis of the previous year's Gross Sales.  Franchisee will be required to make contributions to the regional Advertising Fund in addition to Franchisee's obligation to conduct local marketing and promotion as set forth in Section IX.A.4 below.

       Late Fee and Interest Charge.   If the Franchisee fails to report Royalty Sales by the
Reporting Date then the Franchisee shall be assessed a Late Fee of Seventy-five Dollars ($75) per week until the sales are reported.  If at any time Franchisor debits Franchisee's account for payment of the
Royalty or Advertising Fees and there are non-sufficient funds in Franchisee's account to pay the fee, the fee will be considered late.  Franchisee shall be assessed a penalty of Fifty Dollars ($50) each time a payment is delinquent.  All overdue amounts will bear interest, until paid, at the rate of two percent (2%)
per month on the date payment was due, however, in no event shall Franchisee be required to pay at a rate greater then permitted by applicable state law.  Interest shall be calculated on a daily basis.  Late
Fees and Interest Charges are non-refundable.


  IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date first set forth above

ZERO'S MR. SUBMARINE, INC                      FRANCHISEE

                                               ________________________

By: _____________________________________      By_____________________

Its: _____________________________________     Its _____________________

        AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS
                        (DIRECT DEBITS)



The undersigned depositor ("Depositor") hereby (1) authorizes Zero's Mr. Submarine, Inc ("Company")
to initiate debit entries and/or credit correction entries to the undersigned's checking and/or savings account indicated below and (2) authorizes the depository designated below ("Depository") to debit such account pursuant to Company's instructions.

____________________________________      ______________________________
Depository                                Branch

________________________   _______        _______________
City                  State               Zip Code

__________________________________        ______________________________
Bank Transit/ABA Number                   Account Number

This authority is to remain full in force and effect until Depository has received joint written notification from Company and Depositor of the Depositor's termination of such authority in such time and in such manner as to afford Depository a reasonable opportunity to act on it.  Notwithstanding the foregoing,
Depository shall provide Company and Depositor with 30 days prior written notice of the termination of this authority.  If an erroneous debit entry is initiated to Depositor's account, Depositor shall have the right to have the amount of such entry credited to such account by Depository, if (a) within 15 calendar days following the date on which Depository sent to Depositor a statement of account or a written notice pertaining to such entry or (b) 45 days after posting, whichever occurs first, Depositor shall have sent to
Depository a written notice identifying such entry, stating that such entry was in error and requesting
Depository to credit the amount thereof to such account.  These rights are in addition to any rights
Depositor may have under federal and state banking laws.

_______________________________________        ______________________________
DEPOSITOR (Print Name)                    DEPOSITORY (Print Name)

By: ______________________________        By: __________________________
Its: ______________________________       Its: __________________________
Date_____________________________         Date__________________________